UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SCRIPPS NETWORKS INTERACTIVE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 29, 2009
PROXY STATEMENT
PROPOSAL 1 Election of Directors
REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES
CORPORATE GOVERNANCE
COMPENSATION COMMITTEE REPORT
REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION TABLES
DIRECTOR COMPENSATION
PROPOSAL 2 Approval of Offer to Exchange Certain Outstanding Stock Options held by Employees and Directors for Restricted Shares to be Issued Under the Company’s 2008 Long-Term Incentive Plan
REPORT ON RELATED PARTY TRANSACTIONS
INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
REPORT ON SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
HOUSEHOLDING
OTHER MATTERS

SCRIPPS NETWORKS INTERACTIVE, INC.
312 Walnut Street, Suite 1800
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 2009

TO THE SHAREHOLDERS OF SCRIPPS NETWORKS INTERACTIVE, INC.

The Annual Meeting of the Shareholders of Scripps Networks Interactive, Inc. (the “Company”) will be held at the Queen City Club, Cincinnati, Ohio, on Wednesday, April 29, 2009, at 10:00 a.m., local time, for the following purposes:

1. to fix the number of directors and to elect persons as directors of the Company;

2. to approve an offer by the Company to exchange certain outstanding stock options held by employees and directors for restricted shares to be issued under the Company’s Long-Term Incentive Plan; and

3. to transact such other business as may properly come before the meeting.

The board of directors has set the close of business on March 5, 2009, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

We encourage you to attend the meeting and vote your shares in person. If you plan to attend the meeting and need special assistance because of a disability, please contact the corporate secretary’s office.

We have enclosed the 2008 Annual Report, including financial statements, and the Proxy Statement with this Notice of Annual Meeting.

It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Registered shareholders can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you may still vote your shares by marking your vote on the enclosed proxy card and signing, dating and mailing it in the envelope provided. Returning your executed proxy card, or voting your shares using the toll-free number or the Internet, will not affect your right to attend the meeting and vote your shares in person.

Your proxy is being solicited by the board of directors.

ANATOLIO B. CRUZ III
Executive Vice President
Chief Legal Officer and Corporate
Secretary

March 16, 2009

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2009.

The Proxy Statement, Annual Report to Shareholders and Proxy Card are available without charge at [          ].

SCRIPPS NETWORKS INTERACTIVE, INC.
312 Walnut Street, Suite 1800
Cincinnati, Ohio 45202

PROXY STATEMENT
2009 ANNUAL MEETING
April 29, 2009

This proxy statement, together with the accompanying notice of meeting, proxy card and annual report, is being mailed to shareholders on or about March 16, 2009. It is furnished in connection with the solicitation of proxies by the board of directors of Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders, which will be held on Wednesday, April 29, 2009.

The close of business on March 5, 2009, has been set as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

On March 5, 2009, the Company had outstanding [          ] Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and [          ] Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

PROPOSAL 1

Election of Directors

A board of eleven directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and eight by the holders of Common Voting Shares voting separately as a class. In the election, the nominees receiving the greatest number of votes will be elected.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the eight directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board of directors may propose.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth certain information as to each of the nominees for election to the board of directors.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares
David A. Galloway(1)	65	2008	President and Chief Executive Officer of Torstar Corporation from 1988 until his retirement in May 2002 (a media company listed on the Toronto Stock Exchange).
Dale Pond(2)	62	2008	Retired Senior Executive Vice President, Chief Merchandising Officer of Lowe’s Companies. Mr. Pond held this position from 2003 until his retirement in 2005.
Ronald W. Tysoe(3)	55	2008	Senior Advisor of Perella Weinberg Partners LP from October 2006 to September 2007, Vice Chairman from April 1990 to October 2006 of Federated Department Stores, Inc. (now Macy’s Inc.)
Nominees for Election by Holders of Common Voting Shares
John H. Burlingame(4)	75	2008	Retired Partner since January 2003, Active Retired Partner from January 2000 to December 2002, Senior Partner from January 1998 to December 1999, Partner from June 1997 through December 1997 and Executive Partner from 1982 through 1997 of Baker & Hostetler LLP (law firm).
Michael R. Costa	50	2009	Former Managing Director, Global Markets and Investment Banking/Mergers and Acquisitions of Merrill Lynch & Co. from 1989 through 2008.
Kenneth W. Lowe	58	2008	Chairman, President and Chief Executive Officer of the Company since July 2008. President and Chief Executive Officer of The E. W. Scripps Company from October 2000 to June 2008. President and Chief Operating Officer from January 2000 to September 2000 of The E.W. Scripps Company.
Jarl Mohn(5)	57	2008	Trustee of the Mohn Family Trust since September 1991, Interim CEO at MobiTV from May 2007 to October 2007, President and Chief Executive Officer of Liberty Digital, Inc. from January 1999 to March 2002, President and CEO of E! Entertainment Television from January 1990 to December 1998.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Nicholas B. Paumgarten(6)	63	2008	Chairman, Corsair Capital LLC (an investment firm) since March 2006, Managing Director of J.P. Morgan Chase and Chairman of J.P. Morgan Corsair II Capital Partners L.P. from February 1992 to March 2006 (an investment banking firm and an investment fund).
Mary McCabe Peirce(4)(7)	60	2008	Trustee of The Edward W. Scripps Trust.
Jeffrey Sagansky(8)	57	2008	Chairman of RHI Entertainment since February 2009. Chairman of Elm Tree Partners since January 2007; Former Co-Chairman of Peace Arch Entertainment from September 2007 to February 2008; Vice Chairman of Paxson Communications from December 2002 to August 2003. President and CEO of Paxson from 1998 to December 2002.
Nackey E. Scagliotti(4)(7)	63	2008	Former Chairman of the board of directors from May 1999 to December 2008 and Assistant Publisher from 1996 to May 1999 of The Union Leader Corporation (New Hampshire publisher of daily, Sunday and weekly newspapers). Former President (1999 through 2003) and Publisher (1999 and 2000) of Neighborhood Publications, Inc. (New Hampshire publisher of weekly newspapers).

(1)	Mr. Galloway is chairman of the board of directors of the Bank of Montreal, and a director of Toromont Industries (a Caterpillar machinery dealer and gas compression company).

(2)	Mr. Pond is a director of Bassett Furniture and Family Dollar Stores.

(3)	Mr. Tysoe is a director of Canadian Imperial Bank of Commerce, Cintas Corporation (a company providing specialized services, including uniform programs and other products, to businesses), NRDC Acquisition Corp. (a special purpose acquisition corporation), Taubman Centers, Inc. (a real estate company that owns and operate regional shopping centers) and Pzena Investment Management, LLC.

(4)	Mr. Burlingame, Mrs. Peirce and Mrs. Scagliotti are the trustees of The Edward W. Scripps Trust. Mr. Burlingame, Mrs. Peirce and Mrs. Scagliotti are directors of The E. W. Scripps Company.

(5)	Mr. Mohn is a director of comScore (an internet usage measurement company), MobiTV (a private company that provides live television and video programming to cell phones), KickApps (a software company with applications to create social networks and community),Vuze (a peer to peer video distribution platform) and Rubicon Project (a private web ad network optimization company).

(6)	Mr. Paumgarten is a director of Compucredit (a credit card company) and Sparta Insurance (an insurance company).

(7)	Mrs. Peirce and Mrs. Scagliotti are income beneficiaries of The Edward W. Scripps Trust and are first cousins.

(8)	Mr. Sagansky is a director of RHI Entertainment (a producer of TV movies and mini series) and Elm Tree Partners (a private casino development company).

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2009, unless indicated otherwise in the footnotes below, of more than five percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

	Total Shares to be
	Beneficially Owned		Percentage of Total
	Class A	Common	Class A	Common
	Common	Voting	Common	Voting
Name and Address of Beneficial Owner	Shares	Shares	Shares	Shares

GREATER THAN FIVE PERCENT SHAREHOLDERS
The Edward W. Scripps Trust(1)	39,192,222	32,080,000	30.7%	87.7%
13350 Metro Parkway, Suite 301 Fort Myers, Florida 33966-4796
Paul K. Scripps and John P. Scripps Trusts(2)	1,230	3,197,586	—	8.74%
5360 Jackson Drive, Suite 206 La Mesa, California 91942
FMR LLC(3)	13,596,971	—	10.691%	—
82 Devonshire Street Boston, Massachusetts 02109
Neuberger Berman, LLC(4)	7,091,211	—	5.576%	—
605 Third Avenue New York, New York 10158

(1)	The trustees of the Trust are John H. Burlingame, Mary Peirce and Nackey Scagliotti. The Trust will terminate upon the death of one individual. Upon the termination of the Trust, substantially all of its assets (including all shares of capital stock of the Company held by the Trust) will be distributed to certain descendants.

(2)	The shares listed include 204,400 Common Voting Shares and 816 Class A Common Shares held in various trusts for the benefit of certain relatives of Paul K. Scripps and 208 Class A Common Shares owned by his wife. Mr. Scripps is a trustee of certain of the aforesaid trusts. The shares listed also include 2,890,906 Common Voting Shares to be held by five other family trusts of which Mr. Scripps is a trustee. Mr. Scripps is the sole beneficiary of one of these trusts, which will hold 698,036 Common Voting Shares.

(3)	FMR LLC filed a Schedule 13G/A with the Securities and Exchange Commission with respect to Company Class A Common Shares on February 17, 2009. Such report states that FMR LLC has sole power to vote 70,705 shares and has sole dispositive power over 13,596,971 shares.

(4)	Neuberger Berman, LLC filed a Schedule 13G with the Securities and Exchange Commission with respect to Company Class A Common Shares on February 12, 2009. Such report states that Neuberger Berman, LLC has sole power to vote 2,465,433 shares, has shared power to vote 3,765,600 shares and has sole dispositive power over no shares and shared dispositive power over 7,091,211.

The following table sets forth certain information with respect to the expected beneficial ownership of Class A Common Shares by the Company’s executive officers and directors as of January 31, 2009.

	Total Shares to be
	Beneficially Owned	Percentage of Total
	Class A	Class A
Name of Beneficial Owner	Common Shares	Common Shares

Directors:
Michael R. Costa	—	*
Anatolio B. Cruz III	31,700	*
John H. Burlingame(1)	1,428	*
David A. Galloway	2,000	*
Mark S. Hale	18,280	*
John F. Lansing	48,570	*
Kenneth W. Lowe	413,181	*
Jarl Mohn(2)	200	*
Joseph G. NeCastro	58,919	*
Nicholas B. Paumgarten(3)	2,500	*
Mary Peirce(1)	—	*
Dale Pond	—	*
Jeffrey Sagansky	—	*
Nackey E. Scagliotti(1)	400	*
Ronald W. Tysoe	—	*
All directors and executive officers as a group (21 persons)	39,815,671	31.27%

*	Shares to be owned will represent less than 1 percent of outstanding Class A Common shares.

(1)	These persons are trustees of The Edward W. Scripps Trust and will have the power to vote and dispose of the 39,192,222 Class A Common Shares and the 32,080,000 Common Voting Shares to be held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares to be held by the Trust.

(2)	The shares for Mr. Mohn include shares held in an S corporation that is 100 percent controlled by The Mohn Family Trust.

(3)	The shares listed for Mr. Paumgarten include 1,700 shares owned by his wife. Mr. Paumgarten disclaims beneficial ownership of such shares.

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2008 Board Meetings

During 2008, the board of directors held two regularly scheduled meetings. All directors attended the meetings of the board of directors and of the committees on which they served during the year ended December 31, 2008.

Executive Sessions of Directors

Executive sessions of non-management directors are held regularly. A lead director is selected by the board of directors and presides at each of these meetings or another director selected by the board of directors at the time of such meeting. Nicholas B. Paumgarten has been selected as the lead director by the board of directors.

Committee Charters

The charters of the audit, compensation and nominating and governance committees are available for review on the Company’s Web site at www.scrippsnetworksinteractive.com by clicking on “Investor Relations,” and

“Corporate Governance,” and then on each charter’s name. Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202.

Committees of the Board of Directors

Executive Committee.  Kenneth W. Lowe, Chair, Nicholas B. Paumgarten and John H. Burlingame are the members of the executive committee. The board of directors may delegate authority to the executive committee to exercise certain powers of the board of directors in the management of the business and affairs of the Company between board of directors meetings.

Audit Committee.  Ronald W. Tysoe, Chair, Dale Pond and Jeffrey Sagansky are the members of the audit committee. The purpose of the committee is to assist the board of directors in fulfilling its oversight responsibility relating to: (1) the integrity of the company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the evaluation of enterprise risk issues; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2008, the audit committee held two meetings. Each member of the audit committee is financially literate, under applicable SEC and NYSE standards. In addition, Mr. Tysoe is an “audit committee financial expert,” as defined under SEC regulations. No member of the committee may receive any compensation, consulting, advisory or other fee from the Company, other than the board of directors compensation described elsewhere in this proxy statement, as determined in accordance with applicable SEC and NYSE rules.

The Company does not limit the number of additional audit committees on which the members serve; however, in each case, the board of directors evaluates and determines whether commitments to serve on additional audit committees impairs such member’s effective service to the Company. Mr. Tysoe currently serves on the audit committees of five public companies, in addition to service on the audit committee of the Company. The Company’s board of directors reviewed this service commitment and determined that such simultaneous service does not impair his ability to effectively serve on the Company’s audit committee.

Compensation Committee.  David A. Galloway, Chair, John H. Burlingame, Jarl Mohn and Ronald W. Tysoe are the members of the compensation committee. The committee is appointed by the board of directors to discharge the board of director’s responsibilities relating to compensation of the Company’s directors and officers. The committee reviews and approves the Company’s goals and objectives relevant to compensation of senior management and evaluates the performance of senior management in light of those goals and objectives. With respect to the senior managers, the committee establishes base compensation levels, the terms of incentive compensation plans and equity-based plans and post-service arrangements. The committee approves all awards under the Company’s Long-Term Incentive Plan and approves awards under the Company’s Executive Annual Incentive Plan. The committee reviews all of the components of the chief executive officer’s compensation, including goals and objectives, and makes recommendations to the board of directors.

With respect to any funded employee benefit plans, the committee appoints and monitors named fiduciaries. On an annual basis, the committee reviews the operation of the Company’s compensation program to evaluate its coordination and execution and reviews any management perquisites. The committee reviews succession planning relating to positions held by senior officers and makes recommendations with respect thereto to the board of directors. The committee reviews and makes recommendations with respect to director compensation to the board of directors. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior managers and directors. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion and Analysis and related compensation disclosure included in the Company’s proxy statement. During 2008, the compensation committee held two meetings.

Nominating and Governance Committee.  Nackey E. Scagliotti, Chair, John H. Burlingame, Nicholas B. Paumgarten, Mary McCabe Peirce and Jeffrey Sagansky are the members of the nominating and governance committee. The purpose of the committee is (1) to assist the board of directors by identifying individuals qualified to become board members and to recommend director nominees to the board of directors; (2) to recommend to the board the Corporate Governance Guidelines applicable to the Company; (3) to lead the board of directors in its annual review of the board of director’s performance; and (4) to recommend to the board of directors nominees for each committee of the board of directors. During 2008, the nominating and governance committee held one meeting.

CORPORATE GOVERNANCE

The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating and governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s Web site by clicking on “Investor Relations,” and, “Corporate Governance,” and “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202.

Code of Ethics

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Ethics which is applicable to all employees. The Company’s corporate ethics program director is responsible for implementation and oversight of the ethics program. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers. It is the responsibility of the audit committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. The Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers is available for review on the Company’s Web site and to any shareholder who requests a printed copy. Amendments to the policies and waivers of provisions applicable to executive officers or directors may only be made by the board of directors or an authorized committee of the board of directors. Any such amendment or waiver will be promptly disclosed on the Company’s Web site within four business days.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that the best, most ethical choices are made at work. To support this commitment, the Company established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflict of interest, discrimination or harassment; diverting of product or business activity; embezzlement; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; securities violations; sexual harassment; substance abuse; theft; or unsafe working conditions. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. This number (888-258-3507) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com).

Charitable Contributions

The Company has not made any charitable contributions, where the amount has exceeded $1 million or two percent of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer.

Lead Director

The board of directors has selected Nicholas B. Paumgarten to serve as lead director. The lead director presides at each of the executive sessions of the board of directors. Following each executive session, the lead director shares with the chief executive officer such observations, comments or concerns as he and the other non-management directors deem appropriate.

Communications with the Directors

Shareholders and other interested parties wishing to communicate with the board of directors may do so by addressing letters to the corporate secretary at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202. For those who wish to send such communications via e-mail, they can do so to ab.cruz@scrippsnetworks.com. The board of directors has instructed the corporate secretary to review all communications so received (via regular mail or e-mail), and to exercise his discretion not to forward to the directors correspondence that is not germane to the business affairs of the Company. Correspondence not forwarded will be retained for one year and any director may request the corporate secretary to forward any and all such communications to the board of directors.

Director Attendance at Annual Meetings of Shareholders

The Company does not have a policy with regard to attendance by the board of directors at the annual meeting of shareholders.

Director Education

New directors attend a training session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors. The director orientation policy is reviewed by the nominating and governance committee annually.

Director Independence — Audit Committee

The board of directors of the Company has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and in the listing standards of the New York Stock Exchange. The board has determined that each member of the committee is financially literate as defined under the current NYSE rules and that Mr. Tysoe is an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act.

Director Independence — Controlled Company Status

The New York Stock Exchange requires listed companies to have a majority of independent directors on their boards and to ensure that their compensation committee and governance committee are composed of a majority of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these requirements so long as it discloses to shareholders that the company qualifies as a “controlled company” and is relying on this exemption in not having a majority of independent directors on the board or a majority of independent directors on either of the aforementioned committees. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. The Edward W. Scripps Trust holds a majority of the Company’s outstanding Common Voting Shares, and as such the Company qualifies as a “controlled company” and may rely on the NYSE exemption. The Company is not relying at present on that exemption.

Director Independence

The Company has determined that the following directors are independent under the standards established by the NYSE: John H. Burlingame, Michael R. Costa, David A. Galloway, Jarl Mohn, Nicholas B. Paumgarten, Mary Peirce, Dale Pond, Jeffrey Sagansky, Nackey E. Scagliotti and Ronald W. Tysoe. Additionally, all of the members of the audit committee, nominating and corporate governance committee and the compensation committee are independent under such standards.

Nominations for Directors

The nominating and governance committee will review any candidate recommended by the shareholders of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating and Governance Committee, c/o Mr. Anatolio B. Cruz III, Scripps Networks Interactive, Inc., 312 Walnut Street, Suite 1800, Cincinnati, Ohio 45202. In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Nomination for Directors — Qualification Standards

When selecting new director nominees, the nominating and governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee is responsible for reviewing with the board of directors the requisite skills and characteristics of new candidates as well as the diversity and composition of the board as a whole. A person considered for nomination to the board of directors must be a person of high integrity. Other factors considered are independence, age, skills, and experience in the context of the needs of the board of directors. The nominating and governance committee makes recommendations to the board of directors regarding the selection of director nominees.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (also referred to as “CD&A”) describes the Company’s compensation philosophy for its named executive officers, and the ways in which the Company has evolved its compensation philosophy following the July 1, 2008 spin-off from The E.W. Scripps Company (“EWS”). For purposes of this CD&A, the Company’s named executive officers are Messrs. Lowe, NeCastro, Lansing, Cruz and Hale. These individuals are referred to collectively as “NEOs”.

Background

On May 8, 2008, the board of directors of EWS approved a plan to separate EWS into two separate companies. The effective date of this transaction was July 1, 2008, at which time the Company became a separate, independent, public company. We refer to this transaction as the “spin off.”

At the beginning of 2008, the NEOs were executive officers of EWS. Therefore, the EWS compensation committee established the compensation levels for Company NEOs during the annual review process conducted in February 2008. These decisions were based on the compensation philosophy and objectives of EWS at that time. In this regard, as a result of the pending spin-off transaction, the EWS compensation committee made several changes to the compensation program for the NEOs. For example, it did not reference market survey data when setting compensation levels, it divided the annual incentive plan into two six-month performance periods, and it issued time-based restricted shares in lieu of performance-based restricted shares. These changes are all described in more detail below.

After the spin-off, the Company’s compensation committee met to review and discuss, among other things, the historical framework and underlying principles of the EWS executive compensation program and began to develop an executive compensation program that is tailored to the Company’s business objectives. The compensation committee did not make any adjustments to the compensation levels established by EWS for the NEOs as a result of the spin-off. However, it did establish the target incentive opportunities and performance goals under the annual incentive plan for the second half of the year for the NEOs. Later in 2008, it also adjusted the base salary of one of the NEOs to reflect his increase in responsibilities as a result of an internal restructuring. These actions are described in more detail below.

This discussion and analysis describes the compensation principles covering the NEOs while employed by EWS and the on-going development of these principles to support our business strategies as an independent company.

Overview of Compensation Program

Objectives

The Company’s executive compensation program is designed to meet the following three objectives that align with and support our strategic business goals:

•	Attract and retain executives who lead the Company’s efforts to build long-term value for shareholders.

•	Reward annual operating performance and increases in shareholder value.

•	Emphasize the variable performance-based components of the compensation program more heavily than the fixed components.

Compensation Elements

The key elements of the Company’s executive compensation program are base salary, annual incentives, long-term incentives consisting of stock options and restricted stock, and retirement benefits. The compensation program also includes certain perquisites, but these perquisites are not a key element of compensation. Each element of compensation is designed to fulfill the compensation objectives discussed above.

Fixed or
Program	Form	Variable	Objectives

Base salary	Cash	Fixed	• Serves as attraction and retention incentive
• Rewards individual performance
Annual incentive	Cash	Variable	• Rewards annual operating results
• Emphasizes variable performance-based compensation
Long-term incentive, which includes: stock options, and	Equity	Variable	• Serves as attraction and retention incentive • Rewards for increasing stock price and enhancing long-term value
• Aligns interests with shareholders
restricted shares	Equity	Fixed	• Serves as attraction and retention incentive
• Rewards for maintaining and increasing stock price and enhancing long-term value
• Aligns interests with shareholders
Retirement benefits, including the Pension Plan, the Supplemental Executive Retirement Plan and the Executive Deferred Compensation Plan	Cash	Fixed	• Serves as attraction and retention incentive

Use of Market Data

In the past, EWS relied on survey data to confirm that its compensation program was competitive with the market. To help determine the competitive market, EWS relied on market compensation data of comparable executive positions within similarly-sized media companies. However, due to the planned spin-off, the EWS compensation committee determined that market data based on the combined company at the beginning of the year may no longer be an appropriate comparison for either company following the spin-off. As a result, the EWS compensation committee decided to allow each company to establish its own compensation philosophy and market comparison groups following the spin-off. Therefore, for 2008, compensation for the NEOs was established based on recommendations from Ken Lowe, as chief executive officer of EWS, as well as the compensation committee’s view of the contributions of each executive and his relative value to the company.

The compensation committee is in the process of evaluating various survey data sources, including general industry, media and cable industry surveys as well as custom proxy analysis. Pending this evaluation, the compensation committee will establish a market comparison philosophy for the NEOs, which may include the use of one or more survey or peer group sources.

Variable or At Risk Compensation

A significant portion of the compensation program for the NEOs is “variable” or “at risk.” This means that it is contingent upon achieving specific results that are essential to our long-term success and growth in stockholder value. As described in the table above, the variable components of the 2008 compensation program include annual incentives and stock options.

The compensation committee has not established a specific formula for the allocation of “fixed” and “variable” or “at risk” compensation components and instead retains the discretion to modify the allocation from year-to-year. In general, a larger percentage of Mr. Lowe’s compensation is variable or “at risk” than that of the other NEOs. The compensation committee believes this approach directly aligns the chief executive officer with shareholder interests and is reflective of his greater responsibilities.

The allocation of the total direct compensation is illustrated below:

Analysis of Each Compensation Element

Following is a brief summary of each element of the 2008 compensation program for the NEOs.

Base Salary

In early 2008, as part of the annual executive and management performance evaluation processes, the EWS compensation committee established the base salaries of the NEOs. As mentioned earlier, the EWS compensation committee did not rely upon a market analysis for 2008 due to the spin-off. Rather, the compensation committee considered the historical base salary level for each NEO for the past three years, the value of the executive’s contributions to the company’s performance, and the impact that base salary increases would have on the amount of the NEO’s retirement benefits. The EWS compensation committee also took into account the total direct compensation levels of each NEO, which includes base salary, annual and long-term incentives, when setting the base salary and the other elements of total direct compensation. Mr. Lowe, as chief executive officer, provided the EWS compensation committee with an annual evaluation of the performance of each executive officer that reports to him and recommendations for his base salary adjustments.

After discussing the individual performance, scope of responsibilities, level of experience and skill of each NEO and pay recommendations, and after making its own assessment of the performance of each such executive officer, the EWS compensation committee established the base salaries for each NEO. As seen in the chart below, base salary increases were larger for Mr. NeCastro and Mr. Lansing as part of a longer-term plan to increase their base salary relative to their substantial contributions to the leadership of the company. Each of Mr. Lowe, Mr. Cruz and Mr. Hale received a base salary increase more in line with typical executive increases.

2008 Base
Salary Increase
NEO	Percent

Lowe	4.55%
NeCastro	12.50%
Lansing	7.69%
Cruz	2.86%
Hale	4.82%

In October of 2008, Scripps Networks restructured its legal department and the Company had Mr. Cruz assume the general counsel responsibilities for Scripps Networks while maintaining his duties with the Company. As a result of his increased responsibilities, the compensation committee increased Mr. Cruz’s base salary by an additional 6.5 percent effective November 1, 2008.

Please refer to the “Salary” column of the “Summary Compensation” table for the 2008 base salaries of the NEOs.

In an effort to manage our expenses in the uncertain economic environment, based on the recommendation of the chief executive officer, the Company’s compensation committee decided not to increase the base salaries of the NEOs during their annual performance review in February 2009.

Annual Incentive

In the past, the annual incentive payout for the NEOs was based on the extent to which certain pre-established performance goals were achieved during the year. As a result of the spin-off transaction, however, the annual incentive plan payouts were based on performance during two separate performance periods — one based on performance during the year up to the date of the spin-off and one based on performance during the year after the spin-off.

Target Incentive Opportunities

The NEOs had the opportunity to earn targeted incentive cash payments that were calculated as a percentage of each executive’s annual base salary.

The target incentive opportunities for the first six-month period were established by the EWS compensation committee according to each executive’s position and level of responsibility and took into consideration the overall performance of each NEO and recommendations of Mr. Lowe as chief executive officer. The EWS compensation committee increased the target percent to 70 percent of base salary for both Mr. NeCastro and Mr. Lansing as part of a longer-term plan to increase their compensation relative to their substantial contributions to the leadership of the Company.

The target incentive opportunities for the second six-month period were established by the compensation committee. In this regard, the compensation committee did not make any adjustments to the target incentive opportunities for the first half of the year, since the roles and responsibilities of the NEOs remained unchanged immediately following the spin-off. However, Mr. Cruz’s target annual incentive was increased to 60 percent of base salary effective November 1, 2008 as a result of taking on increased responsibilities in connection with the restructuring of the legal department as previously discussed.

Performance Goals

The target incentive opportunities for each period are earned based on the extent to which certain performance goals are achieved. The EWS compensation committee established the performance goals and targets for the first six-month period and the compensation committee established the performance goals and targets for the second six-

month period. The performance goals for each six-month period were segment profit and earnings per share. The target annual incentive opportunities, performance targets and weighting for each period were:

							Percent of Target
	Target Annual				Actual		Segment Profit
	Incentive	Weights	Target Segment Profit		Segment Profit		Achieved
	(As % of	Segment	1st 6	2nd 6	1st 6	2nd 6	1st 6		2nd 6
NEO	Base pay)	Profit/EPS	mths	mths	mths	mths	mths		mths
			($ millions)		($ millions)

Lowe	120%	60/40	$414.7	$333.0	$409.9	$333.4	98.84%		100.12%
NeCastro	70%	60/40	$414.7	$333.0	$409.9	$333.4	98.84%		100.12%
Cruz(1)	55%/60%	60/40	$414.7	$333.0	$409.9	$333.4	98.84%		100.12%
Lansing(2)	70%	60/40	$323.3	$327.0	$327.2	$322.5	101.21%		98.62%
Hale(3)	50%	30/30/40	$414.7/ $323.3	$333.0/ $327.0	$409.9/ $327.2	$333.4/ $322.5	98.84	%/ 101.21%	100.12	%/ 98.62%

Target EPS		Actual EPS		Percent Achieved
1st 6	2nd 6	1st 6	2nd 6	1st 6	2nd 6
mths	mths	mths	mths	mths	mths

$1.14	$0.913	$1.14	$0.908	100.00%	99.45%

(1)	Mr. Cruz’s target annual incentive was increased to 60 percent effective November 1, 2008.

(2)	The segment profit target for Mr. Lansing is based on Scripps Networks segment profit.

(3)	The segment profit target for Mr. Lansing is based on Scripps Networks segment profit.

These performance goals were used because:

•	Segment profit. Segment profit is the measure by which the Company evaluates the operating performance of each business segment and the measure of performance most frequently used by investors to determine the value of the enterprise. Segment profit is defined as net income determined in accordance with accounting principles generally accepted in the United States excluding interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items. For NEOs whose primary responsibilities are corporate-wide (Messrs. Lowe, NeCastro and Cruz), the segment profit goal was based on the consolidated performance of all the divisions of EWS for the first six months and the Company for the second six months. For Mr. Lansing, whose primary responsibility is managing Scripps Networks, the segment profit goal was based on performance of that subsidiary. Mr. Hale has a dual role that is both corporate-wide and divisional. His segment profit goal was therefore split between the consolidated performance and the performance of Scripps Networks.

•	Earnings per share. Earnings per share represent the portion of the Company’s profit allocated to each outstanding share of common stock and is the most comprehensive measure of the Company’s profitability on a per share basis.

Payout Percentages

For 2008, each of the two six-month portions of the annual incentive opportunity could vary from 0 percent to 165 percent of the targeted percentage of base salary, according to the level of overall performance achieved for the year relative to the established performance goal. This payout schedule is a sliding scale that was designed to motivate and reward superior performance. The payout percentage decreases if targeted performance is not achieved, and the payout percentage increases if the company surpasses its targeted goals. For example:

•	If performance is less than 75 percent of target, no annual incentive is earned.

•	If performance equals 75 percent of target, only 5 percent of the incentive award is earned.

•	If performance equals 100 percent of target, then the entire award is achieved.

•	If performance equals or exceeds 125 percent of target, then 165 percent of the award is achieved.

The following table reflects the actual achievement level for each performance goal along with the payout percentage for each performance goal for each six-month period of 2008. Based on the criteria established at the beginning of each performance period, the consolidated segment profit and earnings per share results were required to be adjusted to take into account severance costs associated with staff reductions, nonrecurring tax adjustments, costs related to the spin-off, and an impairment charge related to Shopzilla. These items were excluded because the Company does not want the NEOs to be inappropriately rewarded or penalized for unexpected events. The Company also wants to encourage the NEOs to make sound operating decisions without being influenced by fluctuations in incentive payouts.

	Percent of Segment Profit Target		Final Payout Percent
	Achieved		Segment Profit
NEO	1st 6 mths	2nd 6 mths	1st 6 mths	2nd 6 mths

Lowe	98.84%	100.12%	97.68%	100.24%
NeCastro	98.84%	100.12%	97.68%	100.24%
Cruz	98.84%	100.12%	97.68%	100.24%
Lansing	101.21%	98.62%	102.42%	97.24%
Hale	98.84%/101.21%	100.12%/98.62%	97.68%/102.42%	100.24%/97.24%

Percent EPS Achieved		Final Payout Percent EPS
1st 6 mths	2nd 6 mths	1st 6 mths	2nd 6 mths

100.00%	99.45	100.00%	98.90%

Additional Information

For more information on the 2008 annual incentive opportunity for the NEOs, please refer to the “Grants of Plan-Based Awards” table. The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of that table provides the estimated payouts for the NEOs at threshold, target and maximum performance levels for each six-month performance period. Please refer to the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation” table for the actual amounts earned by each NEO.

Long-Term Incentives

In 2008, the EWS compensation committee granted awards of restricted shares and stock options to the NEOs. This was a change from the grants in prior years which included performance-based restricted shares. The EWS compensation committee believed that the time-based restricted shares would enhance retention incentives during the spin-off. In February 2009, the compensation committee met to evaluate the Company’s long-term incentive program and to determine whether any changes were warranted given the Company’s status as an independent company. In this regard, the compensation committee made the following decisions:

•	The 2009 long-term incentive value for each NEO was allocated equally between stock options and performance-based restricted stock units. The compensation committee believes that performance-based restricted stock units focus our executives on increasing segment profit. Segment profit is the measure by which the Company evaluates the operating performance of each business segment and the measure of performance most frequently used by investors to determine the value of the enterprise. It also enhances the Company’s pay-for-performance program.

•	The compensation committee authorized, subject to shareholder approval, a program that will permit current employees and directors of the Company to exchange certain outstanding stock options with exercise prices substantially above the current market price of the Company’s Class A Common Shares for a lesser number of restricted shares that are of the same value as the “out of the money” options. The compensation committee and the board of directors believe that this program is necessary to retain and motivate employees and directors whose energy and commitment will be critical to the future success of the Company. In addition, the program will reduce the Company’s equity award overhang while increasing the number of shares available for future awards under the Company’s Long-Term Incentive Plan. For more information on this proposed program, please refer to page 38 of this proxy statement.

Long-Term Incentive Opportunities

Under the EWS long-term incentive program, the NEOs were granted equity awards as recommended by the EWS chief executive officer and approved by the EWS compensation committee. The EWS compensation committee approved the 2008 target value of the equity award for each NEO based on each NEO’s position, level of responsibility, total cash compensation, and historical equity grants. Decisions regarding long-term incentive grants were made based on role, amount of impact and retention objectives.

Once the EWS compensation committee established the 2008 target value of each NEO’s equity award, one half of the value was awarded as stock options while the other half was awarded as time-based restricted stock.

Stock Options

The stock options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant, had an eight-year term and will vest in three annual installments, beginning on the first anniversary of the date of grant.

Because the value of stock options increases when the stock price increases, stock options align the interests of NEOs with those of shareholders. In addition, stock options were intended to help retain key executives because they vest over three years and, if not vested, are forfeited if the employee terminates before retirement.

Restricted Stock Awards

The time-based restricted stock awards provided NEOs with an opportunity to increase their own stock ownership levels and at the same time served as a retention incentive. The restricted shares generally vest in three annual installments beginning on the first anniversary of the date of the grant.

Additional Information

For more information on the stock option and restricted stock awards granted to NEOs in 2008, including the number of shares underlying each option grant and its exercise price, please refer to the “Grants of Plan-Based Awards” table. For information about the total number of stock options, restricted shares, and restricted share units outstanding as of the end of 2008 with respect to each NEO, please refer to the “Outstanding Equity Awards at Fiscal Year-End” table.

Adjustment to Equity Awards in the Spin-off

In the spin-off transaction, each shareholder of EWS received one share of the Company’s Class A common stock for each share of EWS Class A common stock. However, EWS stock options and restricted shares held by our employees, including the NEOs, were converted into awards of the Company’s Class A common stock in a manner designed to preserve the intrinsic value of the EWS awards at the time of the spin-off. EWS and the Company agreed to this approach in order to directly align the interests of our employees with the Company and its potential for growth in value. The awards remain subject to the same vesting and exercise restrictions as applied prior to the spin-off.

Equity Grant Practices

The compensation committee grants annual equity awards at its February meeting. This meeting date is set typically two years in advance. The compensation committee did not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, the Company did not time the release of material nonpublic information based on equity award grant dates.

Retirement Plans

EWS maintained a pension plan and a 401(k) plan, which covered the NEOs along with substantially all other non-union employees of the Company and its subsidiaries, for the entire year. Effective January 1, 2009, the Company adopted the Scripps Networks Interactive Pension Plan and the Scripps Networks Interactive 401K Savings Plan. These plans essentially mirror the provisions of the EWS plans.

In order to attract and retain key executive talent, the Company believes that it is important to provide the executive officers, including the NEOs, with retirement benefits that are in addition to those generally provided to its employees. As a result:

•	The Company supplements the pension plan for all executives whose pay and contributions exceed the IRS limitations through the Company’s Supplemental Executive Retirement Plan (“SERP”). For more information on the pension plan and the SERP, please refer to the “Pension Benefits” table.

•	The NEOs may also defer specified portions of their compensation under the Executive Deferred Compensation Plan and receive matching contributions in each case in excess of what they are able to defer under the 401(k) Plan due to IRS limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “Non-Qualified Deferred Compensation” table.

The Company believes that the SERP and the Executive Deferred Compensation Plan are important retention and recruitment tools, as many of the companies with which the Company competes for executive talent provide similar benefits to their senior executives.

Health, Welfare and Other Personal Benefits

The NEOs were entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees.

In addition, the NEOs received a financial planning benefit pursuant to the terms of their employment agreements, plus an additional payment to cover the taxes associated with the compensation value of this benefit. They also received membership in luncheon and business clubs, and with respect to Mr. Lowe, a country club membership per his employment agreement.

Moreover, the NEOs are eligible for an executive physical. Typically, the majority of the cost associated with this benefit is covered under the health care plans; however, if certain tests or procedures are not covered, the Company will pay for the difference.

For more information about the perquisites provided in 2008 to each NEO, please refer to the “All Other Compensation” column of the “Summary Compensation” table.

Employment Agreements and Change in Control Plan

Employment Agreements

Prior to the spin-off, EWS maintained employment agreements for the NEOs. These agreements were assumed by the Company in the spin-off. In connection with the separation, the Company entered into an employment agreement with each of Messrs. NeCastro and Cruz that is substantially comparable to the corresponding EWS employment agreement for each individual. In addition, in an effort to standardize employment agreements after the separation, the Company entered into an employment agreement with Messrs. Lansing and Hale that is substantially similar to the one covering Messrs. NeCastro and Cruz. Mr. Lowe’s employment agreement was updated to conform to new regulations under Section 409A of the Internal Revenue Code.

Each NEO would be entitled to severance benefits under his employment agreement in the event of an involuntary termination of employment without “cause” or a termination by the executive for “good reason,” death or disability. The severance benefits are generally determined as if the executive continued to remain employed through the remainder of the term covered by the employment agreement, consistent with market practices.

In exchange for the severance benefits, the NEOs agree not to disclose Company confidential information and agree not to compete against the Company or solicit its employees or customers for a period of time after termination. These provisions protect the Company’s interests and help to ensure its long-term success.

Change in Control Plan

All NEOs are provided change in control protection. For Mr. Lowe, the terms of his change in control protection are covered in his employment agreement. The other NEOs were covered by the Scripps Senior

Executive Change in Control Plan prior to the spin-off and the Company’s Executive Change in Control Plan after the spin-off. Under this plan, a NEO would be entitled to certain severance benefits if a “change in control” were to occur and the Company terminated the executive’s employment without “cause” or the executive terminated his employment with the Company for “good reason” within a two-year period following the change in control. The severance levels were established initially by the EWS compensation committee and adopted by the compensation committee at the time of the spin-off.

The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of NEOs. The change in control protections allow NEOs to focus on the Company’s business and objectively evaluate the benefits to shareholders of proposed transactions without being distracted by potential job loss. It also enhances retention following a change in control, as the severance benefits are payable only if the executive incurs a qualifying termination within a certain period following a change in control, rather than merely as a result of the change in control.

All equity awards held by NEOs would immediately vest upon a change in control. Unlike the cash severance described above, the vesting is not contingent upon a qualifying termination within a certain period following a change in control. This “single trigger” is appropriate because the equity of the Company will change and the Company believes NEOs should have the same opportunity to realize value as common shareholders.

Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each NEO is entitled to receive under his employment agreement in connection with his termination of employment as well as in connection with a change in control.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Respectfully submitted,

David A. Galloway, Chair
John H. Burlingame
Jarl Mohn
Ronald W. Tysoe

REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. John H. Burlingame, David A. Galloway, Jarl Mohn and Ronald W. Tysoe are the members of the compensation committee.

Mr. Burlingame, Ms. Peirce and Ms. Scagliotti served as trustees of The Edward W. Scripps Trust for 2008. The trustees have the power to vote and dispose of the 39,192,222 Class A Common Shares and 32,080,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust. Ms. Peirce and Ms. Scagliotti are income beneficiaries of the Trust. See “Security Ownership of Certain Beneficial Owners.”

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information concerning compensation paid to the NEOs in 2006, 2007 and 2008. The Company was owned by EWS until July 1, 2008, the effective date of the Company’s spin-off from EWS. Accordingly, the “Summary Compensation” table reflects the compensation paid to the NEOs by both the Company and EWS. The narrative following the table describes the employment agreements with each of the NEOs.

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Kenneth W. Lowe	2008	1,150,000	2,625,703	2,470,096	1,368,353	1,152,525	89,656	8,856,333
Chairman, President & Chief Executive Officer	2007 2006	1,100,000 1,050,000	2,598,016 3,536,808	2,399,907 2,923,091	895,277 1,260,000	840,348 1,083,392	75,973 69,980	7,909,521 9,923,271
Joseph G. NeCastro	2008	675,000	673,293	656,738	468,512	129,947	43,954	2,647,444
Executive Vice President & Chief Financial Officer	2007 2006	600,000 550,000	493,274 426,705	453,140 433,832	244,166 330,000	85,598 61,247	137,557 129,648	2,013,735 1,931,432
John F. Lansing	2008	700,000	545,130	980,576	488,422	235,805	38,000	2,987,933
Executive Vice President, President / Scripps Networks, LLC	2007 2006	650,000 575,000	400,540 363,056	311,144 297,820	378,799 306,176	183,198 128,919	36,750 34,250	1,960,431 1,705,221
Anatolio B. Cruz III	2008	545,833	392,008	326,246	302,469	68,934	36,115	1,671,880
Executive Vice President, Chief Legal Officer & Corporate Secretary	2007	493,750	266,881	256,417	177,826	51,476	34,115	1,280,465
Mark S. Hale Senior Vice President Technology Operations & Chief Technology Officer	2008	435,000	247,615	484,425	216,233	88,981	30,050	1,502,304

(1)	Represents the expense recognized for financial statement reporting purposes for 2008 related to restricted stock and stock option awards granted by EWS in 2008 and in prior years. Because Mr. Lowe is eligible for retirement, the entire grant date fair value of his 2008 equity awards was fully expensed in the year of grant. The expense was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“FAS 123(R)”), but disregards the impact of estimated forfeitures relating to service-based vesting conditions. See footnote 21 of the Consolidated

Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (“2008 Annual Report”) for an explanation of the assumptions used in the valuation of awards granted in 2006, 2007 and 2008. See footnote 20 of the Consolidated Financial Statements contained in the EWS Annual Report on Form 10-K for the year ended December 31, 2007 for an explanation of the assumptions used in the valuation of awards granted in 2005. For information about the awards granted in 2008, please refer to the Grants of Plan-Based Awards table and to the CD&A. For information on all outstanding equity awards as of December 31, 2008, please refer to the Outstanding Equity Awards at Fiscal Year-End table.

(2)	Represents the annual incentive earned by each NEO under the Executive Annual Incentive Plan for the applicable calendar year. As a result of the spin-off transaction, two separate plans were established for 2008 — one based on performance during the first half of the year and the other based on performance during the second half of the year. Following is a summary of the incentive earned by each NEO for each performance period. For additional information about the 2008 annual incentive opportunities, please refer to the Grants of Plan-Based Awards and CD&A sections of this proxy statement.

	1st 6 Months	2nd 6 Months	Total Non-Equity
	(while Employed	(while Employed	Incentive Plan
	by EWS)	by the Company)	Compensation Earned
Name	($)	($)	($)

Mr. Lowe	680,395	687,958	1,368,353
Mr. NeCastro	232,961	235,551	468,512
Mr. Lansing	248,557	239,865	488,422
Mr. Cruz	146,433	156,036	302,469
Mr. Hale	108,783	107,450	216,233

(3)	Represents the increase in the present value of the accumulated benefits under the pension plan and the SERP for the applicable calendar year. For information on these plans, please refer to the “Pension Benefits” table. The NEOs did not accrue any preferential or above-market earnings on nonqualified deferred compensation.

(4)	Represents the perquisites and other benefits outlined in the table below. For more information about these benefits, please refer to the CD&A.

						Senior	Charitable
	Financial	Legal	Club	Tax	Matching	Executive	Matching
	Planning	Fees	Dues	Gross-Up	Contribution	Physical	Gift	Total
Name	($)(i)	($)(ii)	($) (iii)	($)(iv)	($)(v)	($)(vi)	($) (vii)	($)

Mr. Lowe	15,000	4,896	18,332	13,928	34,500	0	3,000	89,656
Mr. NeCastro	10,000	—	2,060	7,000	20,150	1,744	3,000	43,954
Mr. Lansing	10,000	—	0	7,000	21,000	0	0	38,000
Mr. Cruz	10,400	—	2,060	7,280	16,375	0	0	36,115
Mr. Hale	10,000	—	0	7,000	13,050	0	0	30,050

(i) Represents the amount for financial planning services.

(ii)	Represents the amount for legal services related to an amendment to Mr. Lowe’s employment agreement to comply with Section 409A of the Internal Revenue Code.

(iii)	Represents the amount paid for dining, business and country clubs.

(iv)	Represents reimbursement of taxes imposed on the financial planning benefit, and with respect to Mr. Lowe, a reimbursement for taxes paid in connection with the payment of his legal fees.

(v)	Represents the amount of all matching contributions made under the Company’s 401(k) Plan and Executive Deferred Compensation Plan.

(vi)	Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.

(vii)	Represents the amount of matching charitable contributions made on behalf of the executive by the Scripps Howard Foundation.

Salary and Bonus in Proportion to Total Compensation

The NEOs generally receive 45 percent to 58 percent of their total direct compensation in the form of base salary and cash incentive awards under the Executive Annual Incentive Plan. Please see the CD&A for a description of the objectives of the Company’s compensation program and overall compensation philosophy.

Employment Agreements

Each of the NEOs has entered into employment agreements with the Company. These employment agreements enhance retention of NEOs and also protect the Company’s interests by imposing confidentiality, noncompetition, nonsolicitation and other restrictive covenants on the executives. The employment agreements establish the minimum base salary and target annual incentive opportunity for the term of the agreement. Following is a brief summary of the employment agreements.

Employment Agreement for Mr. Lowe

On June 16, 2003, EWS entered into an employment agreement with Mr. Lowe, pursuant to which he served as President and Chief Executive Officer of EWS and as a member of the board of directors. On July 31, 2007, the agreement was extended through June 30, 2010. The Company assumed this employment agreement in connection with the spin-off transaction and amended the agreement to reflect his position as Chairman of the Board, President and Chief Executive Officer of the Company. On February 19, 2009, his agreement was extended to June 30, 2011. During the term, Mr. Lowe is entitled to: (i) a base salary that is not less than that paid to him for the immediately preceding year and an annual target bonus opportunity equal to no less than 80 percent of his salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans and fringe benefit programs on a basis no less favorable than the most favorable basis provided other senior executives of the Company; (iii) life insurance equal to his base salary; and (iv) reimbursement for tax and financial planning up to maximum of $15,000 per year (grossed-up for taxes), the annual membership fees and other dues associated with one country club and one luncheon club, and the costs of an annual senior executive physical examination.

Employment Agreements for Mr. Lansing, Mr. NeCastro, Mr. Cruz and Mr. Hale

EWS and its subsidiaries maintained employment agreements for each of Messrs. NeCastro, Lansing, Cruz and Hale. In connection with the spin-off transaction, these agreements were assumed (or retained) by the Company and its subsidiaries. On July 29, 2008, the Company entered into a new employment agreement with Mr. Hale, and on October 16, 2008, the Company entered into new employment agreements with Messrs. NeCastro, Lansing and Cruz. The term of each agreement is three years. The term may be extended for an additional year (up to two years for Mr. Hale) unless the Company provides prior notice of its intention not to extend. The employment agreements set forth the existing compensation and benefit levels for each executive. For example, during the term: (i) the annual base salary for each executive will be no less than $700,000 for Mr. Lansing, $675,000 for Mr. NeCastro, $540,000 for Mr. Cruz; and $435,000 for Mr. Hale; (ii) the target annual incentive opportunity will be 70 percent of base salary for Messrs. Lansing and NeCastro, 55 percent of base salary for Mr. Cruz and 50 percent of base salary for Mr. Hale; (iii) each executive is eligible to participate in all equity incentive plans, fringe benefit plans, employee retirement, pension and welfare benefit plans available to similarly situated executives of the Company; and (iv) each executive is also entitled to reimbursement for tax and financial planning up to a maximum of $15,000 per year (grossed-up for taxes) ($10,000 for Mr. Hale, grossed-up for taxes), the annual membership fees and other dues associated with one luncheon club, and the costs of an annual senior executive physical examination.

Please refer to the “Potential Payments Upon Termination or Change in Control” section for information regarding potential payments and benefits, if any, that each executive is entitled to receive under his employment agreement in connection with his termination of employment or change in control, along with a brief description of the applicable non-competition, non-solicitation, confidentiality and other restrictions applicable to each executive.

Grants of Plan-Based Awards

The following table sets forth information for each NEO regarding (i) estimated payouts of the annual cash incentive opportunities granted by both EWS and the Company during 2008, (ii) restricted stock awards granted by EWS during 2008, and (iii) stock options granted by EWS in 2008. All of the information related to the equity awards granted in 2008 reflects the equitable adjustments to the number and type of shares and the exercise price that occurred in connection with the spin-off. These adjustments are described in detail in the CD&A under the heading “Adjustments to Equity Awards in the Spin-Off.”

						All Other	All Other
						Stock	Option		Grant
						Awards:	Awards:	Exercise	Date Fair
			Estimated Possible Payouts			Number of	Number of	or Base	Value of
			Under Non-Equity Incentive			Shares of	Securities	Price of	Stock and
			Plan Awards(2)			Stock or	Underlying	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date(1)	($)	($)	($)	(#)(3)	(#)(4)	($/SH)(5)	($)(6)

Mr. Lowe	1st Half		34,500	690,000	1,138,500
	2nd Half		34,500	690,000	1,138,500
	2/21/2008	2/21/2008				42,105			1,667,721
	2/21/2008	2/21/2008					133,875	39.80	1,147,500
Mr. NeCastro	1st Half		11,813	236,250	389,813
	2nd Half		11,813	236,250	389,813
	2/21/2008	2/20/2008				21,052			833,860
	2/21/2008	2/20/2008					66,937	39.80	573,750
Mr. Lansing	1st Half		12,250	245,000	404,250
	2nd Half		12,250	245,000	404,250
	2/21/2008	2/20/2008				16,842			667,088
	2/21/2008	2/20/2008					53,550	39.80	459,000
Mr. Cruz	1st Half		7,425	148,500	245,025
	2nd Half		8,275	165,500	273,075
	2/21/2008	2/20/2008				9,263			366,916
	2/21/2008	2/20/2008					29,452	39.80	252,450
Mr. Hale	1st Half		5,438	108,750	179,438
	2nd Half		5,438	108,750	179,438
	2/21/2008	2/20/2008				8,421			333,544
	2/21/2008	2/20/2008					26,775	39.80	229,500

(1)	The compensation committee approves the annual equity grants for the NEOs, other than Mr. Lowe, effective as of the date of the next board meeting. The board of directors meeting typically occurs the day immediately following the annual award meeting of the compensation committee. Mr. Lowe’s annual equity grant is both approved and effective as of the date of the board of directors meeting.

(2)	Represents the incentive opportunities granted in 2008 under the Executive Annual Incentive Plan. As a result of the spin-off transaction, two separate plans were established for 2008 — one based on performance during the first half of the year and the other based on performance during the second half of the year. The “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts under each of these plans when the performance goals were established. The threshold equals five percent of the target award and the maximum equals 165 percent of the target award. The actual 2008 annual incentive payouts are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement. For information on the applicable performance goals and performance periods for each award, please refer to the CD&A.

(3)	Represents the restricted shares granted by EWS to the NEOs in 2008. The executives have all the rights of a shareholder with respect to these restricted shares, including the right to vote the restricted shares and receive any cash dividends that may be paid thereon. The restricted shares vest in three annual installments beginning on the first anniversary of the date of grant for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s death, disability, or retirement, or in the event of a change in control. At the time of the spin-off, the restricted shares were converted to Company restricted shares, and the number of shares was equitably adjusted to maintain the intrinsic value of the awards as of the spin-off. The amounts shown in this column reflect this adjustment.

(4)	Represents the number of shares that may be issued to the NEO on exercise of stock options granted by EWS in 2008. These stock options vest in three annual installments beginning on the first anniversary of the date of grant for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s death, disability or retirement, or in the event of a change in control of the Company. In connection with the spin-off, the stock options were substituted for an option to purchase shares of the Company’s Class A common stock. The number of shares underlying the stock options were adjusted to maintain the intrinsic value of the awards as of the spin-off. The amounts shown in this column reflect this adjustment.

(5)	Represents the exercise price of each stock option reported in the table, which equaled the closing market price of the underlying option shares on the date of grant. However, the exercise price of the stock options was equitably adjusted to maintain the intrinsic value of the award in connection with the spin-off transaction. The exercise price shown in this column reflects this adjustment.

(6)	Represents the grant date fair value, as determined in accordance with FAS 123(R), of each equity award listed in the table. See footnote 21 of the Consolidated Financial Statements contained in the 2008 Annual Report for an explanation of the assumptions used in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each NEO with respect to (i) each option to purchase Company shares that had not been exercised and remained outstanding as of December 31, 2008, and (ii) each award of restricted shares that had not vested and remained outstanding as of December 31, 2008. All of the information related to the equity awards reflects the equitable adjustments to the number and type of shares and the exercise price that occurred in connection with the spin-off. These adjustments are described in detail in the CD&A under the heading “Adjustments to Equity Awards in the Spin-Off.”

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares or	Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised	Unexercised	Option		Stock That	Stock That
		Options	Options	Exercise	Option	Have Not	Have Not
		(#) (1)	(#) (2)	Price	Expiration	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable	($)(3)	Date	(#)(4)	($)(5)
Mr. Lowe		128,520		22.88	1/23/2010
		128,520		24.65	9/30/2010
		214,201		30.00	1/24/2011
		267,751		35.07	2/19/2012
		133,875		43.38	2/9/2013
		267,751		37.34	2/25/2013
		133,875		45.74	2/22/2014
	2/23/2006	89,250	44,625	45.74	2/22/2014
		200,813		45.49	3/22/2014
	2/22/2007	44,625	89,250	45.59	2/21/2015
	2/21/2008		133,875	39.80	2/20/2016

Total		1,609,181	267,750			84,281	1,854,182

Mr. NeCastro		10,710		35.59	5/22/2012
		45,517		43.38	2/9/2013
		64,260		37.34	2/25/2013
		64,260		45.49	3/22/2014
	3/29/2006	35,700	17,850	41.79	3/28/2014
	2/22/2007	17,850	35,700	45.59	2/21/2015
	2/21/2008		66,937	39.80	2/20/2016

Total		238,297	120,487			38,606	849,332

Mr. Lansing		25,704		30.00	1/24/2011
		74,970		35.07	2/19/2012
		34,807		43.38	2/9/2013
		64,260		37.34	2/25/2013
	2/22/2006	23,205	11,602	45.67	2/21/2014
		32,130		45.49	3/22/2014
	2/22/2007	11,603	23,204	45.59	2/21/2015
	2/21/2008		53,550	39.80	2/20/2016

Total		266,679	88,356			27,812	611,864

		Option Awards				Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares or	Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised	Unexercised	Option		Stock That	Stock That
		Options	Options	Exercise	Option	Have Not	Have Not
		(#) (1)	(#) (2)	Price	Expiration	Vested	Vested
Name	Grant Date	Exercisable	Unexercisable	($)(3)	Date	(#)(4)	($)(5)
Mr. Cruz		21,420		43.38	2/9/2013
	2/22/2006	16,065	8,032	45.67	2/21/2014
		24,097		49.86	4/27/2014
	2/22/2007	8,925	17,850	45.59	2/21/2015
	8/1/2007	7,140	14,280	38.01	7/31/2015
	2/21/2008		29,452	39.80	2/20/2016

Total		77,647	69,614			21,643	476,146

Mr. Hale		10,710		22.09	1/18/2009
		11,781		22.88	1/23/2010
		16,065		30.00	1/24/2011
		10,710		35.07	2/19/2012
		17,136		43.38	2/9/2013
		17,136		37.34	2/25/2013
		14,994		47.39	7/26/2013
	2/22/2006	10,710	5,355	45.67	2/21/2014
		17,136		45.90	2/24/2014
	8/1/2006	7,140	3,570	39.63	7/31/2014
	2/22/2007	7,140	14,280	45.59	2/21/2015
	2/21/2008		26,775	39.80	2/20/2016

Total		140,658	49,980			14,445	317,790

(1)	Represents the number of Company shares underlying the outstanding stock options that have vested as of December 31, 2008.

(2)	Represents the number of Company shares underlying the outstanding stock options that have not vested as of December 31, 2008. Vesting can be accelerated based on death, disability, retirement or change in control. The vesting dates for each unexercisable stock option award are as follows:

		Total Number of
		Unvested Stock
		Options
Name	Grant Date	Outstanding	Vesting Date

Mr. Lowe	2/23/2006	44,625	44,625 on 2/23/2009
	2/22/2007	89,250	44,625 on 2/22/2009 and 2/22/2010
	2/21/2008	133,875	44,625 on 2/21/2009, 2/21/2010, and 2/21/2011

	Total	267,750

Mr. NeCastro	3/29/2006	17,850	17,850 on 3/29/2009
	2/22/2007	35,700	17,850 on 2/22/2009 and 2/22/2010
	2/21/2008	66,937	22,313 on 2/21/2009; 22,312 on 2/21/2010 and 2/21/2011

	Total	120,487

Mr. Lansing	2/22/2006	11,602	11,602 on 2/22/2009
	2/22/2007	23,204	11,602 on 2/22/2009 and 2/22/2010
	2/21/2008	53,550	17,850 on 2/21/2009, 2/21/2010, and 2/21/2011

	Total	88,356

Mr. Cruz	2/22/2006	8,032	8,032 on 2/22/2009
	2/22/2007	17,850	8,925 on 2/22/2009 and 2/22/2010
	8/1/2007	14,280	7,140 on 8/1/2009 and 8/1/2010
	2/21/2008	29,452	9,818 on 2/21/2009; 9,817 on 2/21/2010 and 2/21/2011

	Total	69,614

Mr. Hale	2/22/2006	5,355	5,355 on 2/22/2009
	8/1/2006	3,570	3,570 on 8/1/2009
	2/22/2007	14,280	7,140 on 2/22/2009 and 2/22/2010
	2/21/2008	26,775	8,925 on 2/21/2009, 2/21/2010, and 2/21/2011

	Total	49,980

(3)	The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

(4)	Represents the number of restricted shares outstanding as of December 31, 2008. Vesting can be accelerated based on death, disability, retirement or change in control. The vesting dates for each outstanding restricted share award are as follows:

		Total Number of
		Restricted Shares
Name	Grant Date	Outstanding	Vesting Date

Mr. Lowe	2/22/2006	18,147	18,147 on 3/15/2009
	2/22/2007	24,029	8,010 on 3/15/2009 and 16,019 on 3/15/2010
	2/21/2008	42,105	14,035 on 2/21/2009, 2/21/2010, and 2/21/2011

	Total	84,281

Mr. NeCastro	3/29/2006	7,943	7,943 on 3/15/2009
	2/22/2007	9,611	3,204 on 3/15/2009 and 6,407 on 3/15/2010
	2/21/2008	21,052	7,018 on 2/21/2009; 7,017 on 2/21/2010 and 2/21/2011

	Total	38,606

Mr. Lansing	2/22/2006	4,723	4,723 on 3/15/2009
	2/22/2007	6,247	2,083 on 3/15/2009 and 4,164 on 3/15/2010
	2/21/2008	16,842	5,614 on 2/21/2009, 2/21/2010, and 2/21/2011

	Total	27,812

Mr. Cruz	2/22/2006	3,271	3,271 on 3/15/2009
	2/22/2007	4,805	1,602 on 3/15/2009 and 3,203 on 3/15/2010
	8/1/2007	4,304	2,152 on 8/1/2009 and 8/1/2010
	2/21/2008	9,263	3,088 on 2/21/2009 and 2/21/2010; 3,087 on 2/21/2011

	Total	21,643

Mr. Hale	2/22/2006	2,180	2,180 on 3/15/2009
	2/22/2007	3,844	1,281 on 3/15/2009 and 2,563 on 3/15/2010
	2/21/2008	8,421	2,807 on 2/21/2009, 2/21/2010, and 2/21/2011

	Total	14,445

(5)	The value was calculated using the closing market price of the Company’s stock on December 31, 2008 ($22.00 per share).

Option Exercises and Stock Vested

The following table sets forth information for each NEO with respect to the exercise of options to Company shares during 2008 and the vesting of restricted shares during 2008. All of the information related to the equity awards reflects the equitable adjustments to the number and type of shares and the exercise price that occurred in connection with the spin-off. These adjustments are described in detail in the CD&A under the heading “Adjustments to Equity Awards in the Spin-Off.”

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized on	Shares	Realized on
	Acquired on	Exercise	Acquired on	Vesting
Name	Exercise (#)	($)(1)	Vesting (#)	($)(2)

Mr. Lowe			55,424	1,867,336
Mr. NeCastro			14,115	553,843
Mr. Lansing			23,201	679,015
Mr. Cruz			8,653	341,473
Mr. Hale	8,608	161,737	2,372	92,037

(1)	Represents the product of (i) the number of shares of stock acquired upon the exercise of stock options, multiplied by (ii) the excess of (x) the closing price per share on the date of exercise, over (y) the per share exercise price of the stock option.

(2)	Represents the product of the number of shares of stock covered by restricted shares that vested and the closing price per share of stock for the vesting date.

Pension Benefits

The following table sets forth information regarding the pension benefits for each NEO. In 2008, each NEO continued to participate in the EWS plans listed below for the entire year; the spin-off did not have any impact on participation or accruals during 2008. Effective January 1, 2009, the plans were split and each company maintained a separate plan for its respective employees.

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)	($)(1)	($)

Mr. Lowe	Scripps Pension Plan	28.67	708,624	0
	SERP	28.67	6,548,274	0
Mr. NeCastro	Scripps Pension Plan	6.67	110,005	0
	SERP	6.67	334,341	0
Mr. Lansing	Scripps Pension Plan	13.42	213,697	0
	SERP	13.42	730,905	0
Mr. Cruz(2)	Scripps Pension Plan	4.75	71,903	0
	SERP	4.75	129,695	0
Mr. Hale	Scripps Pension Plan	14.75	218,887	0
	SERP	14.75	377,403	0

(1)	The number of years of credited service and the present value of accumulated benefit are calculated as of December 31, 2008. The present value of accumulated benefits was calculated using the same assumptions included in the 2008 Annual Report, except that (i) no preretirement decrements were assumed, and (ii) a single retirement age of 62 was used instead of retirement decrements.

(2)	As of December 31, 2008, Mr. Cruz had not yet vested in his benefits under either plan as he did not have the required five years of credited service with either EWS or the Company.

Description of Retirement Plans

Pension Plan

The Company Pension Plan (the “Pension Plan”) is a tax-qualified pension plan. The material terms and conditions of the Pension Plan as they pertain to the NEOs include the following:

Benefit Formula:  Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1 percent of the participant’s average monthly compensation up to an integration level plus 1.25 percent of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s years of service. The integration level is the average of the Social Security taxable wage bases for the thirty-five years prior to the participant’s termination (or disability, if applicable). Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the eleven years before termination for which the participant’s compensation was the highest.

Compensation:  Subject to the applicable Internal Revenue Code limit ($230,000 for 2008), compensation includes salary, annual incentives earned during the year and paid by March 15 of the following calendar year, and amounts deferred pursuant to the Company Retirement and Investment Plan and the Company Choice Plan.

Normal Retirement:  A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates on or after age 65.

Early Retirement:  A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167 percent for each month the benefit commences before age 62. Mr. Lowe is the only NEO currently eligible for an early retirement benefit. The Company does not grant extra years of service to any NEO under the Pension Plan.

Disability Retirement:  A participant is eligible for a disability retirement benefit if his or her employment terminates due to disability, but only if he or she is not receiving disability benefits under another company plan and only if the participant has completed 15 years of service. The monthly disability retirement benefit is equal to the monthly normal retirement benefit, except that the monthly disability retirement benefit for any month prior to age 65 that the participant does not receive Social Security benefits is equal to 1.25 percent of average monthly compensation multiplied by years of service.

Deferred Vested Benefits:  A participant who is not eligible for a normal, early or disability retirement benefit but has completed five years of service is eligible for a deferred retirement benefit following termination of employment, beginning at age 55, subject to a reduction of 0.5 percent for each month the benefit commences before age 65.

Form of Benefit Payment:  The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 50 percent survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 50 percent of the reduced monthly amount for life. Married participants with spousal consent can elect any optional form. Optional forms of benefits include a joint and 50 percent or 100 percent survivor annuity (which provides a reduced monthly amount for the participant’s life with the survivor receiving 50 percent or 100 percent of the monthly amount for life), or a monthly life annuity with a 10-year certain or 5-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or 5 years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or 5-year certain period, as applicable).

All forms of benefit payment are the actuarially equivalent of the monthly life annuity form.

Preretirement Death Benefits:  A vested participant’s surviving spouse is generally eligible for a preretirement death benefit if the participant dies before benefit commencement. This monthly benefit is equal to an amount based on the joint and 50 percent survivor annuity and will begin on the later of the month following the participant’s death or the date the participant would have been eligible to commence a benefit.

Postretirement Death Benefits:  A vested participant’s designated beneficiary is generally eligible for a postretirement death benefit if the participant dies after normal retirement, early retirement or disability retirement benefit. This lump sum benefit is equal to three times the participant’s average monthly compensation, with a minimum benefit of $2,500 and a maximum benefit of $10,000.

SERP

The Company Supplemental Executive Retirement Plan (“SERP”) is intended to attract and retain executive talent by supplementing benefits payable under the Pension Plan. The material terms and conditions of the SERP as they pertain to the NEOs include the following:

Eligibility:  An executive generally is eligible to participate in the SERP if he or she qualifies for a Pension Plan benefit that was limited by application of the Internal Revenue Code limits on compensation and benefits.

Benefit Formula:  The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 2.9 percent gross-up for the combined employer/employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan), plus bonuses paid if earned more than one year prior to the payment date and certain deferred compensation and executive compensation payments designated by the Pension Board.

Benefit Entitlement:  A participant becomes entitled to a SERP benefit when he or she terminates employment. The benefit is paid in a single lump sum.

Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each NEO as of December 31, 2008:

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings in	Withdrawals/	Balance at
		in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	Plan	($)(1)	($)(2)	($)	($)	($)(3)

Mr. Lowe	Executive Deferred	55,200	27,600	35,151	0	875,785
	Compensation Plan
	Restricted Stock	0	0	(853,498)	0	946,902
	Unit Deferral
Mr. NeCastro	Executive Deferred	87,942	13,450	(126,177)	0	442,377
	Compensation Plan
Mr. Lansing	Executive Deferred	28,200	14,100	(43,010)	0	745,070
	Compensation Plan
Mr. Cruz	Executive Deferred	54,515	9,475	(24,877)	0	130,273
	Compensation Plan
Mr. Hale	Executive Deferred	37,300	6,150	(118,677)	0	512,608
	Compensation Plan

(1)	Represents the base salary and annual incentive deferred by each NEO during 2008. The deferrals are included in the amounts reflected in the “Salary” and “Non-Equity Incentive Compensation” columns of the “Summary Compensation” table.

(2)	Represents the matching contribution credited to each NEO during 2008. These matching contributions are included in the “All Other Compensation” column of the “Summary Compensation” table.

(3)	The aggregate balance as of December 31, 2008 for each NEO includes the following amounts that were previously earned and reported as compensation on the 2006 and 2007 “Summary Compensation” table:

		Annual
	Salary	Incentive	Matching	Restricted
Name	Deferred	Deferred	Contributions	Stock Units
	($)	($)	($)	($)

Mr. Lowe	102,300		51,150	394,200
Mr. NeCastro	108,300	61,042	21,150	0
Mr. Lansing	312,050		23,400	0
Mr. Cruz	66,037	75,577	13,013	0
Mr. Hale	46,750	50,000	10,875	0

Description of Executive Deferred Compensation Plan

Each NEO is eligible to defer up to 50 percent of his pre-tax base salary and up to 100 percent of his pre-tax annual incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. After a participant completes one year of service with the Company, he or she is also entitled to a 50 percent matching credit on base salary deferrals, up to 6% of base salary over the applicable Internal Revenue Code limit ($230,000 for 2008). Payments are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants. Payments are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2008, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans and arrangements that require it to pay or provide compensation and benefits to its NEOs in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each NEO in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2008, along with other material assumptions noted below. The actual amounts that would be paid to a NEO upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a NEO has earned prior to the applicable triggering event, such as equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). As a result, it does not provide information on the payout of the 2008 annual incentive, as this award was earned as of December 31, 2008 in accordance with its terms, regardless of whether the executive terminated employment or a change in control occurred on that date. Please refer to the “Outstanding Equity Awards at Fiscal Year-End” table for a summary of each NEO’s vested equity awards, the “Pension Benefits” table for a summary of each NEO’s vested pension benefit, and the “Nonqualified Deferred Compensation” table for a summary of each NEO’s deferred compensation balance. Please see the “Summary Compensation” table for the annual incentive earned by the NEOs in 2008.

Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause”

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), the Company must make the following payments to or on behalf of the executive:

•	Continued salary payments for the greater of three years or the balance of the term.

•	A lump sum payment equal to the target annual incentive for the greater of two years or the balance of the term (prorated for partial years).

•	A lump sum payment equal to his pro-rated target annual incentive opportunity for the year.

•	Continued participation in all employee benefit plans for the greater of two years or the balance of the term of the agreement (reduced by any substantially equivalent benefits provided to him by another employer).

•	Full vesting of all equity awards, with the options remaining exercisable for the remainder of the original term.

For purposes of Mr. Lowe’s employment agreement, the term “cause” generally includes gross misconduct or gross neglect of duties; a material breach of the employment agreement or applicable policy; or the commission of a felony involving embezzlement or theft or any other crime involving moral turpitude. The term “good reason” generally includes a reduction in compensation; a reduction in duties or reporting structure; a relocation outside of Cincinnati, Ohio; or a material breach of the employment agreement by the Company.

Other Employment Agreements

Under the employment agreements for each of Messrs. NeCastro, Lansing, Cruz and Hale, if the Company terminates the executive’s agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), then the executive is entitled to a pro-rated annual incentive based on actual performance for the year of termination, plus base salary, target annual incentive, and medical, dental and life insurance coverage for the greater of 18 months (12 months for Mr. Hale) or the balance of the term.

For purposes of these employment agreements, the term “cause” generally includes embezzlement, fraud or a felony; unauthorized disclosure of confidential information; a material breach of the agreement; gross misconduct or gross neglect of duties; failure to cooperate with an internal or regulatory investigation; or a violation of the Company’s written conduct policies or ethics code. The term “good reason” generally includes a reduction in duties or compensation; a relocation outside of the NEO’s base location; or a material breach of the employment agreement by the Company.

In exchange for the benefits described above, the executives agree not to (i) disclose the Company’s confidential information; (ii) compete against the Company for 6 months after termination (12 months if terminated for “cause”); (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination.

Termination without Cause
or for Good Reason	Mr. Lowe	Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale

Cash Severance	$6,210,000	$3,203,438	$3,322,083	$2,568,333	$1,685,625
Equity
Restricted Stock(1)	1,854,182	0	0	0	0
Unexercisable Options(2)	0	0	0	0	0

Sub-Total	1,854,182	0	0	0	0

Other Benefits
Health & Welfare(3)	205,988	36,314	36,479	35,666	26,128
Retirement(4)	8,670,393	0	0	0	0

Sub-Total	8,876,381	36,314	36,479	35,666	26,128

Total	$16,940,563	$3,239,752	$3,358,562	$2,604,000	$1,711,753

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2008, multiplied by (ii) $22.00 per share (the closing market price of Company shares on December 31, 2008).

(2)	All of the unvested stock options had an exercise price in excess of the fair market value of the underlying shares on December 31, 2008, and are therefore not included in these calculations.

(3)	For Mr. Lowe, this amount represents the premiums for continued medical, dental, disability, life and accidental death insurance, along with continued perquisites and other benefits included in the “All Other Compensation” column of the “Summary Compensation” table. For Messrs. NeCastro, Lansing, Cruz and Hale, the amounts represent premiums for continued medical, dental and life insurance coverage.

(4)	For Mr. Lowe, this amount represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2009, including a 6.25 percent interest rate and the RP2000 mortality table.

Death or Disability

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if he dies or suffers a “permanent disability,” the executive, his estate and/or his family become entitled to the following benefits:

•	Continued salary payments for two years (subject to reduction for any proceeds received under any life insurance policy or the Company’s disability plans).

•	In the event of permanent disability, annual payments equal to 60 percent of his base salary, commencing on the second anniversary of his disability and ending at age 65.

•	Continued medical and dental benefits for two years.

•	A lump sum payment equal to a pro-rated target annual incentive.

•	Immediate vesting of all outstanding equity awards, with the options remaining exercisable for the remainder of the original terms.

The term “permanent disability” means the executive’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under his employment agreement for a period of 150 consecutive days as determined by a medical doctor selected by the executive and the Company.

Other Employment Agreements

Under the employment agreements for each of Messrs. NeCastro, Lansing, Cruz and Hale, if the executive dies or becomes disabled (as defined under and covered by the Company disability plan), the executive (or his estate) would receive a target annual incentive from January 1 through one year after death or disability (pro-rated for Mr. Hale), plus one times base salary and continued medical and dental benefits for one year.

Long-Term Incentive Plan

If a NEO dies or becomes disabled, then any equity awards issued under the Company’s Long-Term Incentive plan will become fully vested, and in the case of stock options, be exercisable until their expiration date.

Termination Due to Death or	Mr. Lowe		Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale
Disability	Death	Disability	Either	Either	Either	Either

Cash Severance	$2,300,000	$2,300,000	$1,147,500	$1,190,000	$920,000	$652,500
Equity
Restricted Stock(1)	1,854,182	1,854,182	849,332	611,864	476,146	317,790
Unexercisable Options(2)	0	0	0	0	0	0

Sub-Total	1,854,182	1,854,182	849,332	611,864	476,146	317,790

Other Benefits
Health & Welfare(3)(4)	16,402	2,948,902	10,537	10,537	10,537	8,201

Sub-Total	16,402	2,948,902	10,537	10,537	10,537	8,201

Total	$4,170,584	$7,103,084	$2,007,369	$1,812,401	$1,406,683	$978,491

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2008, multiplied by (ii) $22.00 per share (the closing market price of the Company shares on December 31, 2008).

(2)	All of the unvested stock options had an exercise price in excess of the fair market value of the underlying shares on December 31, 2008, and are therefore not included in these calculations.

(3)	For Mr. Lowe, this amount represents premiums for continued medical benefits along with an annual supplemental disability benefit equal to 60 percent of his base salary, payable during the period from January 1, 2010 through April 7, 2015 (age 65).

(4)	For Messrs. NeCastro, Lansing, Cruz and Hale, this amount represents the premiums for continued medical and dental insurance coverage.

Change in Control

Upon a change in control, all outstanding equity awards held by the NEOs will vest, with the options remaining exercisable for the remainder of the original terms. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the Trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Company’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority.

Change in Control
(Single Trigger)	Mr. Lowe	Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale

Equity
Restricted Stock(1)	$1,854,182	$849,332	$611,864	$476,146	$317,790
Unexercisable	0	0	0	0	0
Options(2)

Total	$1,854,182	$849,332	$611,864	$476,146	$317,790

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2008, multiplied by (ii) $22.00 per share (the closing market price of the Company shares on December 31, 2008).

(2)	All of the unvested stock options had an exercise price in excess of the fair market value of the underlying shares on December 31, 2008, and are therefore not included in these calculations.

Qualifying Termination Following a Change in Control

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if the Company terminates the employment agreement without “cause” within two years after a “change in control” or the executive terminates it for “good reason” within such two-year period, the Company or its successor must provide him with the following benefits:

•	A lump sum amount equal to three times his base salary and annual incentive. For this purpose, annual incentive generally means the greater of: (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Benefits substantially equivalent to those received immediately prior to the date of termination or change in control for a period of three years (or until death or obtaining substantially equivalent benefits).

•	Reasonable outplacement services for a period of eighteen months and reimbursement for reasonable legal expenses (up to $75,000) if he is required to enforce the agreement.

The terms “cause” and “good reason” under Mr. Lowe’s employment agreement are described above under the heading Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause.” The term “change in control” generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition assets accounting for 90 percent or more of the Company’s revenues, unless the Trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) with respect to Mr. Lowe only, a change in the membership of the Company’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority.

Senior Executive Change in Control Plan

Each NEO, except Mr. Lowe, participates in the Senior Executive Change in Control Plan. Under this plan, if the executive’s employment is terminated by the Company other than for “cause,” death or disability or if the executive resigns for “good reason,” within two years after a “change in control” (as defined above) then the Company or its successor will be obligated to pay or provide the following benefits:

•	A lump sum payment equal to 2.5 times for Messrs. NeCastro, Lansing and Cruz, 2.0 times for Mr. Hale of the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the greater of (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Continued medical, dental, disability, life and accidental death insurance coverage for 30 months for Messrs. NeCastro, Lansing and Cruz, 24 months for Mr. Hale.

•	A lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans the executive would have received if his age and years of service at the time of termination were increased by 2.5 years for Messrs. NeCastro, Lansing and Cruz, 2.0 years for Mr. Hale. With respect to Messrs. NeCastro, Lansing and Cruz, if the executive is vested under the pension plan at the time of a change in control, then he will be treated as if he had attained at least age 55 with 10 years of service on the date of termination for purposes of calculating his pension benefits.

Under the change in control plan, the term “cause” generally includes a commission of a felony or an act that impairs the Company’s reputation; willful failure to perform duties; or breach of any material term, provision or condition of employment. The term “good reason” generally includes a reduction in compensation or duties; a relocation outside of Cincinnati; or a material breach of the employment terms by the Company.

Executive Annual Incentive Plan

Under the Executive Annual Incentive Plan, in the event that a participant’s employment terminates within one year of a “change in control,” the Company or its successor would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs.

Change in Control
(Double Trigger)	Mr. Lowe	Mr. NeCastro	Mr. Lansing	Mr. Cruz	Mr. Hale

Cash Severance	$7,590,000	$2,868,750	$2,975,000	$2,300,000	$1,305,000
Other Benefits
Health & Welfare(1)	307,707	31,636	31,780	31,072	19,742
Life Insurance	0	0	0	0	0
Outplacement	50,000	0	0	0	0
Tax Gross-Ups(2)	0	1,777,335	1,753,690	1,200,376	0
Retirement(3)	11,561,138	1,226,708	2,171,591	356,037	471,308

Sub-Total	11,918,845	3,035,679	3,957,061	1,587,485	491,050

Total(4)	$19,508,845	$5,904,429	$6,932,061	$3,887,485	$1,796,050

(1)	For Mr. Lowe, this amount represents premiums for continued medical, dental, disability, life and accidental death insurance along with continued perquisites and other benefits included in the “All Other Compensation” column of the “Summary Compensation” table. For the other NEOs, the amounts represent premiums for continued medical, dental, disability, life and accidental death insurance.

(2)	Section 280G of the Internal Revenue Code applies if there is a change in control of the Company, compensation is paid to an NEO as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300 percent or more of the executive’s “base amount,” which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2003-2007 if the change in control occurs in 2008). If Section 280G applies, then the NEO is subject to an excise tax equal to 20 percent of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, the Company is denied a federal income tax deduction for the excess parachute payments. The amounts in the tax gross-ups row reflect a tax gross-up for the excise and related taxes, as required under the terms of the arrangements described above. The amounts are merely estimates based on the following assumptions: (i) an excise tax rate of 20 percent and a combined federal, state and local income and employment tax rate of 43.01 percent for Messrs. NeCastro Lansing and Cruz and 36.45 percent for Mr. Hale, and (ii) no amounts were allocated to the non-solicitation or non competition covenants contained in the employment agreements.

(3)	Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2009, including a 6.25 percent interest rate and the RP2000 mortality table.

(4)	These amounts are in addition to the payments and benefits described under the “Change in Control” caption, above.

Retirement

Only Mr. Lowe is eligible for retirement as of December 31, 2008. Under Mr. Lowe’s employment agreement, if he voluntarily terminates employment with the Company on or after January 1, 2007, all outstanding equity awards granted pursuant to his employment agreement will vest with the options remaining exercisable for the remainder of the original terms.

Mr. Lowe
Termination Due to Retirement
Equity
Restricted Stock(1)	$1,854,182
Unexercisable Options(2)	0

Total	$1,854,182

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2008, multiplied by (ii) $22.00 per share (the closing market price of the Company’s stock on December 31, 2008).

(2)	All of Mr. Lowe’s unvested stock options had an exercise price in excess of the fair market value of the underlying shares on December 31, 2008, and are therefore not included in these calculations.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned in 2008 by our non-employee directors for services provided to the Company commencing July 1, 2008, the effective date of the spin-off transaction:

	Fees Earned
	or Paid in	Option	All Other
	Cash	Awards	Compensation
Name	($)	($)(1)	($)(2)	Total ($)

John H. Burlingame	31,000	42,300	3,000	76,300
David A. Galloway	32,000	32,572	0	64,572
Jarl Mohn	29,000	32,572	0	61,572
Nicholas B. Paumgarten	27,000	32,572	0	59,572
Mary Peirce	27,000	42,300	0	69,300
Dale Pond	30,000	42,300	0	72,300
Jeffrey Sagansky	32,000	32,572	0	64,572
Nackey E. Scagliotti	28,500	42,300	0	70,800
Ronald W. Tysoe	38,500	32,572	0	71,072

(1)	Represents the expense recognized in the Company’s financial statements for 2008 related to stock option awards. The expense was determined in accordance with FAS 123(R). See footnote 21 of the 2008 Annual Report for the assumptions used in the valuation of these awards. The grant date fair value of each stock option granted to Mr. Burlingame, Ms. Peirce, Mr. Pond and Ms. Scagliotti in 2008 was $8.46.

(2)	Represents matching charitable contributions made on behalf of the directors by the Scripps Howard Foundation.

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the board of directors and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the company receive no additional compensation for their service on the board of directors.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $40,000. Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments. Each non-employee director is also entitled to receive a fee for each board of directors meeting and committee meeting attended, as follows:

Meeting Fees
Board of Directors	$2,500
Executive, Compensation and Nominating and Governance Committees	$2,000
Audit Committee	$2,500
Annual Chair Fees
Executive Committee	$3,000
Audit Committee	$9,000
Compensation Committee	$6,000
Nominating and Governance Committee	$3,000

Equity Compensation

In June 2008 non-employee directors who were appointed by EWS prior to the spin-off received a nonqualified stock option award to purchase 10,000 shares at a price equal to the fair market value of the shares on the date of grant. The stock options have a term of ten years and are exercisable on the anniversary of the date of grant. They may be forfeited only upon removal from the board of directors for cause.

In connection with the spin-off, the stock options held by non-employee directors generally were substituted for an option to purchase shares of the Company’s Class A common stock. However, stock options held by Mr. Burlingame and Ms. Scagliotti who serve on the Company’s board of directors and the EWS board of directors were treated as follows: (i) one half of the options were substituted for an option to purchase shares of the Company’s Class A common stock; (ii) the other one-half of the options were split 80 percent — 20 percent between Company stock options and EWS stock options. In each case, the number of shares underlying the options, and the exercise price of the options, were adjusted to preserve the intrinsic value of the awards.

In July 2008, the board of directors granted a nonqualified stock option award to purchase 5,000 shares at a price equal to the fair market value of the shares on the date of grant to new directors Mr. Pond and Ms. Peirce. This same amount was also granted to both Mr. Burlingame and Ms. Scagliotti, who serve on the Company’s board of directors and the EWS board of directors.

The following table provides the number of stock options that had not been exercised and remained outstanding as of December 31, 2008. The table reflects the equitable adjustments to the number and type of shares and the exercise price that occurred in connection with the spin-off. The stock options are exercisable one year from the date of grant, but may be forfeited upon removal from the board of directors for cause.

Aggregate
Number of
Company Shares
Underlying Stock
Options Awards
Name	(#)(1)

Mr. Burlingame	77,828
Mr. Galloway	69,615
Mr. Mohn	74,970
Mr. Paumgarten	100,674
Ms. Peirce	5,000
Mr. Pond	5,000
Mr. Sagansky	58,905
Ms. Scagliotti	91,322
Mr. Tysoe	107,100

(1)	As a result of the adjustments to the stock options in connection with the spin-off, Mr. Burlingame still holds stock options covering 56,332 shares of EWS and Ms. Scagliotti still holds stock options covering 62,903 shares of EWS. These options are not reflected in the table above.

Other Benefits

In addition to the above compensation, the Scripps Howard Foundation, an affiliate of EWS, matched, on a dollar-for-dollar basis up to $3,000 annually, charitable contributions made by non-employee directors to qualifying organizations. This program was also available to all of the Company’s employees.

In 2009, the Company, through its matching gift program, matches, on a dollar-for-dollar basis up to $5,000 annually, charitable contributions made by non-employee directors to qualifying organizations. This program is also available to all of the Company’s employees.

Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of a designated percentage of the cash compensation received as a director under the Company’s Deferred Compensation and Stock Plan for Directors. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on Class A Common shares, or to a fixed income account that credits interest based on the twelve month average of the 10-year treasury rate (as of November of each year), plus 1 percent. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A Common shares.

PROPOSAL 2

Approval of Offer to Exchange Certain Outstanding Stock
Options held by Employees and Directors for Restricted
Shares to be Issued Under the Company’s 2008 Long-Term Incentive Plan

Summary

On February 18, 2009, the compensation committee approved and recommended to the board of directors, and on February 19, 2009, the board of directors approved, subject to shareholder approval, a program (the “Exchange Program”) that will permit current employees and directors of the Company to exchange certain outstanding stock options with exercise prices substantially above the current market price of the Company’s Class A Common Shares for a lesser number of restricted Class A Common Shares to be issued under the Company’s 2008 Long-Term Incentive Plan, that are of the same value as the “out of the money” options.

The board of directors believes that the Exchange Program is necessary to retain and motivate employees and directors whose energy and commitment will be critical to the future success of the Company. In addition, because participants in the Exchange Offer will receive fewer restricted shares than the number of Class A Common Shares covered by the stock options they surrender, the Exchange Program will reduce the Company’s equity award overhang while increasing the number of Class A Common Shares available for future awards under the Company’s Long-Term Incentive Plan.

If implemented, the Exchange Program will provide a one-time opportunity to approximately 253 current employees (including executive officers) and directors of the Company to elect to surrender outstanding stock options having exercise prices of $30.00 or more in exchange for a lesser number of newly issued restricted shares vesting over two years, subject to accelerated vesting upon the occurrence of certain events, including death or disability of the holder or a change in control of the Company. The outstanding stock options eligible for the Exchange Program have a weighted average exercise price approximately 2.00 times the current market value of the Class A Common Shares. The Company currently estimates that an employee or director electing to participate in the Exchange Program would receive, on average, one new restricted share for every nine shares underlying stock options surrendered under the Exchange Program.

Background and Reasons for the Exchange Program

In connection with the July 1, 2008 spin-off of the Company from EWS, outstanding stock options held by employees and directors of the Company were converted into options to purchase Class A Common Shares of the Company under the Company’s Long-Term Incentive Plan. The outstanding stock options were granted for the purpose of aligning the interests of the employees and directors with those of the shareholders, since the value of the options increases when the stock price increases over the option exercise price. The stock options also were intended to help retain employees and directors, since they generally vested over three years from the date of grant.

The exercise prices of the Company’s outstanding stock options range from $21.10 per share to $50.38 per share, with a weighted average exercise price of $40.02 per share. Since October 1, 2008, the price of the Class A Common Shares has averaged $25.51 per share. As a result, the outstanding stock options largely have lost any meaningful incentive or retention value.

The Exchange Program is intended to address the incentive and retention issues by giving employees and directors the opportunity to surrender their substantially “out of the money” options for a fewer number of restricted shares. The retention issue is addressed by the two-year vesting schedule of the new restricted shares, which will apply even if the stock options being surrendered were fully vested. The incentive issue is addressed because the restricted Class A Common Shares to be issued in the Exchange Program, although fewer in number than the shares covered by the stock options being surrendered, will provide employees and directors with the benefit of future price appreciation that is not dependent on the price of the Class A Common Shares rising above the exercise price of the stock options surrendered (a price substantially higher than the current price of the Class A Common Shares). The Exchange Program will enable the Company to realign outstanding equity awards so that they once again become important tools for motivating and retaining employees, thereby maintaining the competitiveness of the Company’s compensation program. While the Exchange Program will not restore any of the lost value of any of the outstanding stock options, it will provide an opportunity for employees and directors to participate in future shareholder value creation through appreciation in the price of the Class A Common Shares over the existing fair value of the stock options surrendered.

Under New York Stock Exchange rules, the Exchange Program constitutes a “repricing” that must be approved by the holders of the Common Voting Shares.

Terms of the Exchange Program

Compensation Committee to Set Exchange Program Terms.  If the shareholders approve the Exchange Program, the compensation committee of the board of directors will determine, in its sole discretion, whether or not to implement the Exchange Program and, if it is implemented, the timing and specific terms. The Exchange Program will be effectuated by means of a formal offer to eligible employees to exchange specified outstanding stock options for restricted Class A Common Shares, subject to the terms and conditions that will be described in the “tender offer” documents and related materials to be filed with the Securities and Exchange Commission and distributed to eligible employees (the “Exchange Offer”). When filed by the Company, the Exchange Offer documents will be available without charge to shareholders on the SEC’s website, www.sec.gov. If the Exchange Offer is not commenced prior to December 31, 2009, the Exchange Program will not be implemented without further approval of the holders of the Common Voting Shares.

Restricted Shares to be Issued Under the Long-Term Incentive Plan.  The restricted Class A Common Shares to be issued in the Exchange Program will be issued under the Company’s Long-Term Incentive Plan. The restricted shares, including those issued in exchange for fully vested stock options, will not be vested at the time they are issued, will not be transferable and will be subject to forfeiture, although recipients will be entitled immediately to voting, dividend and other ownership rights in the shares. The restricted shares will vest in two installments, with 50 percent of the total number vesting on the first anniversary of the issuance date and with the other 50 percent vesting on the second anniversary of the issuance date; however, any unvested restricted shares will immediately vest upon the death or disability of the holder or upon a change in control of the Company. A recipient of restricted shares will forfeit any portion of the restricted shares that remain unvested at the time the recipient’s employment with the Company or any subsidiary terminates or the recipient ceases to be a director of the Company (other than as a result of his or her death or disability). A “change in control” generally means (i) the acquisition of a majority of the Company’s Common Voting shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the Trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Company’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority.

Shares underlying stock options surrendered in the Exchange Offer for restricted shares will be cancelled and will become available for future grant under and in accordance with the Long-Term Incentive Plan. These newly available shares may be utilized both for the restricted shares to be issued in the Exchange Program and for other future equity awards under the Long-Term Incentive Plan. At January 13, 2009, the number of restricted shares and Class A Common Shares subject to outstanding stock options granted under the Long-Term Incentive Plan was 12,360,449. If the Exchange Program is implemented and the compensation committee does not exclude any otherwise eligible stock options, the holders of outstanding stock options covering approximately 5,531,189 million Class A Common Shares, or 45 percent of the total outstanding awards under the Long-Term Incentive Plan held by current employees and directors, will be eligible to participate in the Exchange Program.

Eligible Employees; Participation by Executive Officers and Directors.  All current employees of the Company and its subsidiaries, including the Company’s executive officers, and all current directors will be eligible to participate in the Exchange Program, unless otherwise determined by the compensation committee. Former employees and directors of the Company and current and former employees and directors of EWS who are not currently employed by the Company and do not currently serve as directors of the Company will not be eligible to participate in the Exchange Program even if they hold otherwise eligible stock options. At January 13, 2009, there were approximately 253 employees and directors who held outstanding stock options eligible for the Exchange Program.

The board of directors and the compensation committee approved the participation of executive officers and directors in the Exchange Program because they believed that the retention and incentive benefits of the Exchange Program apply to the executive officers and directors equally with the other employees of the Company and, therefore, they concluded that it would be in the best interests of the Company and its shareholders to permit executive officers and directors to participate in the Exchange Program. In approving the participation of executive officers and directors in the Exchange Program, the board of directors also considered that the Exchange Program would be subject to the approval of the holders of the Common Voting Shares of the Company at the meeting.

Only persons who are employees or directors of the Company or employees of a subsidiary of the Company both on the date the Exchange Offer commences and on the closing date of the Exchange Offer when the surrendered stock options will be cancelled and restricted shares issued in exchange will be eligible to participate in the Exchange Program. Any person holding eligible stock options whose employment terminates, and any director who ceases to be a director, for any reason (including retirement, death, disability or discharge by the Company) prior to the cancellation of his or her stock options and the issuance of the replacement restricted shares at the closing of the Exchange Offer will not be permitted to exchange eligible stock options for restricted shares, even if the options were previously tendered in the Exchange Offer. The Company may exclude from the Exchange Program employees in non-U.S. jurisdictions or any other employees or directors the compensation committee determines appropriate.

Outstanding Stock Options Eligible for the Exchange Program.  All outstanding stock options with an exercise price of $30.00 or more held by eligible employees or directors of the Company may be exchanged for restricted Class A Common Shares in the Exchange Program, unless the compensation committee, in its sole discretion, determines to further limit stock options that are eligible for exchange. Stock options to purchase 65,973 Class A Common Shares held by two directors of the Company as a result of their service as directors of EWS, however, will not be included in the Exchange Program. As of January 13, 2009, current employees and directors of the Company held stock options with an exercise price of $30.00 or more covering approximately 5,531,189 Class A Common Shares.

Exchange Ratios.  The total number of restricted shares to be issued in the Exchange Program to an eligible employee or director who elects to surrender eligible stock options will be determined by dividing the number of shares subject to the surrendered options by an exchange ratio established for each group of outstanding options with a different exercise price or expiration date (each, a separate “tranche”) and rounding the result to the nearest whole Class A Common Share. The exchange ratio for each of the 48 tranches of stock options will be established by the compensation committee shortly before the Exchange Offer commences.

The compensation committee intends that the restricted shares issued in connection with the Exchange Program will have an aggregate fair value as of the date the exchange ratios are established (determined based on the most recent closing price of Class A Common Shares on the New York Stock Exchange) that is no greater than the aggregate fair value of the stock options exchanged (determined based on the binomial option valuation model). The binomial valuation model takes into account, among other factors, the exercise price of the stock option being valued, the fair market value of the shares subject to the option, the expected holding period of the option, the expected annual dividend yield of the shares, the anticipated volatility of the share price over the holding period and the risk-free interest rate during the holding period. If the exchange ratios had been established by the compensation committee as of January 13, 2009, the assumptions used to calculate the binomial value of the stock options would have included option exercise prices ranging from $30.00 per share to $50.38 per share, the actual closing price of the shares on that date ($23.44 per share), expected holding periods equal to one-half of the remaining term of vested options (option expiration dates range from January 11, 2011 to July 28, 2018) and one-half of the remaining term plus the remainder of the vesting period for unvested options, an expected annual dividend yield of 1.28 percent, volatility ranging from 34.0 percent (for the maximum assumed holding period of 72 months) to 61.9 percent (for the minimum assumed holding period of one year or less) and an interest rate ranging from 0.38 percent (for the minimum assumed holding period of six months or less) to 1.96% (for the maximum assumed holding period of 72 months).

Using the binomial valuation model and applying these assumptions, the fair value of the 48 tranches of stock options eligible for inclusion in the Exchange Offer as of January 13, 2009 would have ranged from $1.57 to $4.42 for each share covered by the option, with the resulting exchange ratios (based on the $23.44 per share closing price of the Class A Common Shares on January 13, 2009) ranging from one new restricted share for each 14.9 shares covered by an option exchanged to one new restricted share for each 5.3 shares covered by an option exchanged. If all of the eligible stock options held by current employees and directors of the Company were exchanged for restricted shares in accordance with these exchange ratios, stock options to purchase approximately 5,531,189 Class A Common Shares having an aggregate fair value of approximately $13,877,881 would be exchanged for approximately 592,060 restricted shares having approximately the same assumed aggregate fair value. Of these amounts, stock options to purchase approximately 2,649,118 Class A Common Shares having an aggregate fair value of approximately $7,180,796 held by named executive officers, and stock options to purchase approximately 491,950 Class A Common Shares having an aggregate fair value of approximately $1,260,512 held by directors, would be exchanged for approximately 306,348 and 53,779 restricted shares, respectively. These amounts are only an example, showing the exchange ratios and possible amounts exchanged if the Exchange Program had commenced on January 13, 2009. The actual exchange ratio for each tranche of stock options will be determined by the compensation committee shortly before the commencement of the Exchange Offer.

Once the compensation committee sets the exchange ratios for the Exchange Program, changes in the market price of the Class A Common Shares as well as interest rates and the market volatility of the price for the Class A Common Shares through the closing date of the Exchange Offer could affect the ratio of the fair value of the surrendered stock options to the fair value of the restricted shares issued in exchange. As a general matter, however, increases in the market price of the Class A Common Shares during that period will increase the fair value of both the surrendered stock options and the restricted shares while decreases in the market price of the Class A Common Shares during the period will decrease the fair value of both the surrendered stock options and the restricted shares.

Other Terms of Exchange Offer.  If the Exchange Program is approved by the holders of the Common Voting Shares and the Exchange Offer is implemented by the compensation committee, employees and directors will be given at least 20 business days to decide whether to surrender their eligible stock options in exchange for restricted Class A Common Shares in the Exchange Offer. The eligible stock options tendered for cancellation in the Exchange Offer will be cancelled on the specified closing date, unless the compensation committee elects, in its sole discretion, not to accept some or all of the tendered stock options. If an employee or director surrenders any outstanding stock options from a particular tranche, he or she must surrender all outstanding options from that tranche that are held.

Participation in the Exchange Offer will be voluntary on the part of eligible employees and directors, and the Company will not make any recommendation as to whether or not employees or directors should participate. Any employee or director who chooses not to participate with respect to any tranche of outstanding stock options will continue to hold his or her outstanding stock options of that tranche subject to the existing terms and conditions of the options.

A vote on approval of the Exchange Program at the meeting by a shareholder who holds eligible options will not constitute an election by that shareholder to participate in, or not to participate in, the Exchange Offer.

Potential Modifications of Terms of the Exchange.  The terms of the Exchange Offer will be described in tender offer documents that will be filed with the SEC and distributed to eligible employees and directors. It is possible that the SEC will require modification of the terms of the Exchange Offer, in which case the Company will make the required modifications. The Company reserves the right, in its discretion, to suspend, modify or terminate the Exchange Offer at any time for any reason prior to the closing date, except that a modification that would materially increase the cost of the Exchange Program, broaden eligibility or otherwise materially adversely impact dilution to shareholders, or that otherwise would require shareholder approval under applicable rules of the New York Stock Exchange, will be subject to the further approval of the holders of the Common Voting Shares.

Accounting Consequences.  Under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (“FAS 123R”), the issuance in the Exchange Program of restricted shares with a fair value in excess of the aggregate fair value of the surrendered stock options would result in additional compensation expense to the Company. Since the exchange ratio will be set by the compensation committee at the commencement of the Exchange Offer so that the fair value of the restricted shares issued in the Exchange Program will be equal to the fair value of the stock options surrendered, additional compensation expense will be recognized only if the price of the Class A Common Shares on the closing date for the Exchange Offer is higher than it was on the date the exchange ratio was established. The amount of this expense, if any, will be determinable only at the time restricted shares are issued at the closing of the Exchange Offer. The compensation expense related to stock options surrendered in the Exchange Program will continue to be recognized by the Company over the original service period of those options, but will not be accelerated by the Exchange Program.

U.S. Federal Income Tax Consequences

The following discussion provides a summary of the material federal income tax consequences of the exchange of stock options for restricted shares pursuant to the Exchange Program for those eligible employees and directors subject to U.S. federal income tax. The discussion is for general information only and is based on the federal income tax laws now in effect, which are subject to change, possibly retroactively. Moreover, this summary does not address state, local or foreign tax consequences.

The Company believes that the Exchange Program should be treated as a non-taxable exchange for U.S. federal income tax purposes. Therefore, the Company believes that participating U.S. employees and directors should not realize income for U.S. federal income tax purposes upon the issuance of restricted shares in exchange for eligible stock options, unless the recipient affirmatively elects to file a Section 83(b) election with respect to the restricted shares (if permitted by the compensation committee) as described below. A summary of the material U.S. federal income tax consequences of the restricted shares is set forth immediately below.

Restricted Shares.  Recipients generally will not be subject to federal income tax upon the issuance of restricted shares in the Exchange Program. If the recipient does not make a Section 83(b) election for the restricted shares (discussed below), his or her taxable income with respect to those shares will be calculated, and tax will be owed, in the year in which the restricted shares vest. The amount of taxable income will be equal to the number of vested shares multiplied by the market price per share on the vesting date. The recipient’s adjusted tax basis in the shares will be the fair market value of the shares on the date they vest, and the holding period for the shares will begin just after they vest. Any gain or loss recognized when restricted shares that have vested are sold will be capital gain or loss, and will be long-term capital gain or loss if the vested shares have been held for more than one year at the time of sale.

Any dividend payments received with respect to restricted shares for which a Section 83(b) election is not made will be taxed as ordinary income during the period that the restricted shares are unvested, and will not be treated as qualified dividend income. Any dividends received with respect to vested shares may be qualified dividend income subject to a current maximum federal tax rate of 15 percent, provided certain other requirements are satisfied.

Section 83(b) Election.  If the compensation committee permits, a recipient of restricted shares in the Exchange Program may make a Section 83(b) election with respect to the restricted shares received. This election must be made within 30 days of the date of issuance. If a Section 83(b) election is made for restricted shares, the amount of taxable income will be calculated, and tax will be owed, in the year in which the restricted shares are received in the exchange. The amount of taxable income will be equal to the number of restricted shares received multiplied by the market price per share on the date of issuance. The recipient’s adjusted tax basis in the shares will be their aggregate fair market value on the date of issuance, and the holding period for the shares will begin just after the issuance date. Any dividends received with respect to restricted shares for which a Section 83(b) election is made may be qualified dividend income subject to a current maximum federal tax rate of 15 percent, provided certain other requirements are satisfied.

Tax Consequences to the Company.  To the extent that an employee or director recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding federal income tax deduction provided that, among other things, the deduction is not disallowed by the $1 million limitation on certain executive compensation or the golden parachute rules under Section 280G of the Internal Revenue Code.

New Plan Benefits Under the Long-Term Incentive Plan

The number of restricted Class A Common Shares that will be issued under the Long-Term Incentive Plan pursuant to the Exchange Program will be determined by the number of eligible employees and directors who elect to participate in the Exchange Offer and the number of shares covered by the eligible stock options tendered by them and, therefore, cannot be determined at this time. If the holders of the Common Voting Shares do not approve the Exchange Program at the meeting, the Exchange Program will not be effectuated. In any event, the Long-Term Incentive Plan will remain in effect.

Vote Required to Approve Proposal

This Proposal 2 must be approved by the affirmative vote of the holders of a majority of the outstanding Common Voting Shares present in person or by proxy at the meeting, provided that the total vote cast on the proposal represents over 50 percent in interest of all of the outstanding Common Voting Shares.

Under Ohio law, abstention and broker non-votes will be counted towards the establishment of a quorum but, because abstentions and broker non-votes are not affirmative votes for the proposal, will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS CONSIDERS THE APPROVAL OF THE EXCHANGE PROGRAM TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND, THEREFORE, RECOMMENDS THAT THE HOLDERS OF THE COMMON VOTING SHARES VOTE FOR APPROVAL OF THE EXCHANGE PROGRAM AT THE MEETING.

REPORT ON RELATED PARTY TRANSACTIONS

Related Party Transactions

There were no related party transactions in fiscal 2008. Under its charter, the audit committee of the board of directors is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy With Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy defines a “related party,” requires that management present to the audit committee for its approval any related party transaction, and defines disclosure procedures.

Scripps Family Agreement

General.  The Company and certain persons and trusts are parties to an agreement (the “Scripps Family Agreement”) restricting the transfer and governing the voting of Common Voting Shares that such persons and trusts may acquire or own at or after the termination of The Edward W. Scripps Trust. Such persons and trusts (the “Signatories”) consist of certain descendants of Robert Paine Scripps who are beneficiaries of the Trust, descendants of John P. Scripps, and certain trusts of which descendants of John P. Scripps are trustees and beneficiaries. Robert Paine Scripps was a son of the founder of the Company. John P. Scripps was a grandson of the founder and a nephew of Robert Paine Scripps.

If the Trust were to have terminated as of January 31, 2009, the Signatories would have held in the aggregate approximately 93 percent of the outstanding Common Voting Shares as of such date.

Once effective, the provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when the Trust terminates. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a 10-year period after termination of the Trust and may be renewed for additional 10-year periods.

Transfer Restrictions.  No Signatory will be able to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories will not be able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.

Signatories will be permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories will also be permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and to pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

Voting Provisions.  The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company held after termination of the Trust (each such meeting hereinafter referred to as a “Required Meeting”). At each Required Meeting, the Company will submit for decision by the Signatories, each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the Required Meeting has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him on each matter brought before the Required Meeting. Each Signatory will be bound by the decision reached by majority vote with respect to each matter brought before the Required Meeting, and at the related annual or special meeting of the shareholders of the Company each Signatory will vote his Common Voting Shares in accordance with decisions reached at the Required Meeting of the Signatories.

John P. Scripps Newspapers

In connection with the merger in 1986 of the John P. Scripps Newspaper Group (“JPSN”) into a wholly owned subsidiary of E.W. Scripps (the “JPSN Merger”), E.W. Scripps and The Edward W. Scripps Trust entered into the agreement discussed below.

Stockholder Agreement.  The former shareholders of the John P. Scripps Newspaper Group, including John P. Scripps and Paul K. Scripps, entered into a Stockholder Agreement with EWS in connection with the JPSN Merger. This agreement restricts to certain transferees the transfer of EWS or Company Common Voting Shares received by such shareholders pursuant to the JPSN Merger. These restrictions on transfer will terminate on the earlier of the termination of The Edward W. Scripps Trust or completion of a public offering of Common Voting Shares. In connection with the Separation, EWS assigned any and all of its rights under the Stockholder Agreement with respect to Company Common Voting shares to the Company. Under the agreement, if a shareholder has received a written offer to purchase 25 percent or more of his Common Voting Shares, the Company has a “right of first refusal” to purchase such shares on the same terms as the offer. Under certain other circumstances, such as bankruptcy or insolvency of a shareholder, the Company has an option to buy all Common Voting Shares of the Company owned by such shareholder. Under the agreement, stockholders owning 25 percent or more of the outstanding Common Voting Shares issued pursuant to the JPSN Merger may require the Company to register Common Voting Shares (subject to the right of first refusal mentioned above) under the Securities Act of 1933 for sale at the shareholders’ expense in a public offering. In addition, the former shareholders of the John P. Scripps Newspaper Group will be entitled, subject to certain conditions, to include Common Voting Shares (subject to the right of first refusal) that they own in any registered public offering of shares of the same class by the Company. The registration rights expire three years from the date of a registered public offering of Common Voting Shares.

INDEPENDENT AUDITORS

The audit committee of the board of directors appointed Deloitte & Touche LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2008. It is expected that Deloitte & Touche LLP will continue as the independent registered public accountants for the Company for the fiscal year ending December 31, 2009. A representative of Deloitte & Touche LLP, the Company’s independent registered public accounting firm during 2008, is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires.

Independence of the External Auditors.  The audit committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the audit committee subject to certain restrictions. The policy sets out the specific services pre-approved by the committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

Service Fees Paid to the Independent Registered Public Accounting Firm.  The following table sets forth fees for all professional services rendered by Deloitte & Touche LLP to the Company for the year ended December 31, 2008. Any such fees incurred prior to the spin-off were for professional services rendered to EWS and are not presented here.

2008

Audit fees(1)	$1,134,500

Audit-related fees	—

Total fees	$1,134,500

(1)	The 2008 audit fees represent the audit of our financial statements, accounting consultations related to such work and other services provided in connection with SEC filings.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2008. The audit committee has also discussed with Deloitte & Touche LLP all matters required by generally accepted auditing standards to be discussed. The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable regulations of the Public Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee, and discussed with Deloitte & Touche LLP the independent public accountant’s independence, and has concluded that Deloitte & Touche LLP is independent.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Ronald W. Tysoe, Chair
Dale Pond
Jeffrey Sagansky

REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and owners of more than ten percent of the Company’s Class A Common Shares (“10% shareholders”), to file with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with, except for a late Form 4 filed on behalf of Mr. Mohn, a director of the Company, to report the disposition of an aggregate of 500 shares, 200 in 2008 and 300 in 2009.

REPORT ON SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2010 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202, on or before November 16, 2009, for inclusion in the Company’s proxy statement and form of proxy relating to the 2010 Annual Meeting of Shareholders.

If a shareholder intends to raise a proposal at the Company’s 2010 annual meeting that he or she does not seek to have included in the Company’s proxy statement, the shareholder must notify the Company of the proposal on or before January 30, 2010. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2010 proxy statement.

HOUSEHOLDING

The Securities and Exchange Commission permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the attached annual report will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address gave contrary instructions.

If any beneficiary shareholder residing at such an address desires at this time to receive a separate copy of this proxy statement and the attached annual report or if any such shareholder wishes to receive a separate proxy statement and annual report in the future, the shareholder should provide such instructions to the Company by calling Mark Kroeger, Vice President, Corporate Communications and Investor Relations, 513-824-3255 or by writing to Scripps Networks Interactive, Inc., Investor Relations at 312 Walnut Street, Suite 1800, Cincinnati, Ohio, 45202.

OTHER MATTERS

The solicitation of proxies is made by and on behalf of the board of directors. The cost of the solicitation will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Class A Common Shares.

The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by giving written notice to the Company or in open meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two respective classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

Under Ohio law and the Company’s Articles of Incorporation, broker non-votes for Class A Common Shares and abstaining votes for both Class A Common Shares and Common Voting Shares will not be counted in favor of, or against, election of any nominee. Holders of Class A Common Shares and Common Voting Shares do not have cumulative voting.

If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The board of directors does not know of any other matters which will be presented for action at the meeting.

A copy of the Company’s Annual Report for the year ended December 31, 2008 is enclosed.

By order of the board of directors,

ANATOLIO B. CRUZ III
Executive Vice President
Chief Legal Officer and Corporate Secretary

March 16, 2009

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SCRIPPS NETWORKS INTERACTIVE, INC.	PROXY FOR
COMMON VOTING SHARES
     The undersigned hereby appoints KENNETH W. LOWE, JOSEPH G. NECASTRO and ANATOLIO B. CRUZ III and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Scripps Networks Interactive, Inc., to be held at The Queen City Club, Cincinnati, Ohio, on Wednesday, April 29, 2009, at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
1.	☐ FOR, or ☐ WITHHOLD AUTHORITY to vote for the following nominees for election as directors: (01) John H. Burlingame, (02) Michael R. Costa, (03) Kenneth W. Lowe, (04) Jarl Mohn, (05) Nicholas B. Paumgarten, (06) Mary McCabe Peirce, (07) Jeffrey Sagansky, (08) Nackey E. Scagliotti.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2.	☐ FOR, or ☐ WITHHOLD AUTHORITY to vote to approve an offer by the Company to exchange certain outstanding stock options held by employees and directors for restricted shares to be issued under the Company’s Long-Term Incentive Plan.

3. On such other business as may properly come before the meeting.
The proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1 and FOR approval of the offer to exchange outstanding stock options held by employees and directors for restricted shares listed in item 2.
(Continued, and to be signed, on the other side.)
side 2:
Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement and accompanying materials dated March 16, 2009 is hereby acknowledged.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated		, 2009
(Please date your Proxy)

Signature of Shareholder

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SCRIPPS NETWORKS INTERACTIVE, INC.	PROXY FOR
CLASS A COMMON SHARES
     The undersigned hereby appoints KENNETH W. LOWE, JOSEPH G. NECASTRO and ANATOLIO B. CRUZ III and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Scripps Networks Interactive, Inc., to be held at The Queen City Club, Cincinnati, Ohio, on Wednesday, April 29, 2009, at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
1.	☐ FOR, or ☐ WITHHOLD AUTHORITY to vote for the following nominees for election as directors: (01) David A. Galloway, (02) Dale Pond, (03) Ronald W. Tysoe.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2. On such other business as may properly come before the meeting.
The proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1.
(Continued, and to be signed, on the other side.)
side 2:
Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement dated March 16, 2009 is hereby acknowledged.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated		, 2009
(Please date your Proxy)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.

When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.